                                                                     EXHIBIT 4.1

                                    [FORM OF]

                                 TRUST INDENTURE

                                       OF

                           streetTRACKS(R) GOLD TRUST

                          DATED AS OF __________, 2004

                                     BETWEEN

                         WORLD GOLD TRUST SERVICES, LLC,
                                   AS SPONSOR

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                            EFFECTIVE ________, 2004

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS ............................................................................................1

ARTICLE II SCOPE OF TRUSTEE'S DUTIES, INITIAL DEPOSIT AND DECLARATION OF TRUST, SUBSEQUENT CREATIONS AND

   Section 3.02.        Custody of Gold: Allocated and Unallocated Accounts, Additional Custodians and
                        Successor Custodians, Duty to Monitor Custodians, Certain Requirements for Custody

                                       i

   Section 10.02.       Registration (Initial and Continuing) of streetTRACKS(R) Gold Shares;

                                       ii

                                 TRUST INDENTURE

                                       OF

                           streetTRACKS(R) GOLD TRUST

                            Effective _________, 2004

         This Trust Indenture,  dated as of _________,  2004, between World Gold
Trust Services,  LLC, as Sponsor,  and The Bank of New York, as Trustee,

                                WITNESSETH, THAT:

         WHEREAS the Sponsor desires to establish a trust, to be known as "
streetTRACKS(R) GOLD TRUST" (the "Trust"), pursuant to the laws of the State of
New York; and

         WHEREAS the Sponsor desires to establish the terms on which deposits of gold may be held IN TRUST against which the Trustee, not in its individual capacity but solely as Trustee on behalf of the Trust, will issue
streetTRACKS(R) Gold Shares (as hereinafter defined) evidencing fractional undivided interests in the Trust; and

         WHEREAS the Sponsor desires to provide for other terms and conditions upon which the Trust shall be established and administered as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Additional Custodian.

         A custodian in addition to the Initial Custodian or a Successor
         Custodian, appointed pursuant to Section 3.02, and serving from time to time under one or more Custody Agreements other than the Allocated
         Bullion Account Agreement and the Unallocated Bullion Account
         Agreement.

Adjusted Net Asset Value.

         The value of the assets of the Trust less certain liabilities as specified in Section 5.01.

Agreement.

         This Trust Indenture and all amendments and supplements hereto.

Allocated Bullion Account Agreement.

         Shall mean that certain Allocated Bullion Account Agreement entered into on or about the date of this Agreement between the Trustee and the
         Initial Custodian, substantially in the form of Exhibit A annexed hereto.

Authorized Officer.

         With respect to the Sponsor, shall mean the President, any Managing
Director, any Vice President, any Secretary or any other person or category of persons named in the resolution(s) authorizing the Sponsor to establish the
Trust or authorizing the Trustee to perform its duties under this Agreement; and
with respect to the Trustee, shall mean a person authorized to sign agreements of this type in accordance with the By-Laws of the Trustee.

Basket.

         A Creation Basket or a Redemption Basket, as the context may require.

Beneficial Owner.

         Shall have the meaning assigned to such term in Section 3.10(d).

Book Entry System.

         Shall have the meaning assigned to such term in Section 8.01(c).

Business Day.

         Any day other than (i) a day on which the Exchange is closed for regular trading or (ii) if the transaction involves the receipt or delivery of Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (y) a day on which banking institutions in the
         United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (z) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Cash Account.

         The account created pursuant to Section 3.03.

Cash Deposit.

         Shall have the meaning assigned to such term in Section 2.03(c).

Cash Redemption Amount.

         Shall have the meaning assigned to such term in Section 5.02(c).

Clearing Agency.

         Shall have the meaning assigned to such term in Section 8.01(c).

COMEX.

         The Comex Division of the NYMEX.

CPI-U.

         The National Consumer Price Index for All Urban Consumers, as published by the United States Department for Labor, or any successor index.

Creation Basket.

         The minimum number of streetTRACKS(R) Gold Shares that may be created at any one time, which is 100,000.

Creation Basket Deposit.

         Shall have the meaning assigned to such term in Section 2.01(4).

Creation Basket Gold Deposit Amount.

         10,000 Fine Ounces of Gold, as adjusted by the Trustee pursuant to
         Section 2.03(d) and 2.05.

Custodian.

         (a) The Initial Custodian, (b) any Additional Custodian, or (c) any
         Successor Custodian, provided that the Sponsor and the Trustee are satisfied that (1) while the Trust receives, holds or delivers Gold as defined in clause (a) or (b) of the definition of Gold herein, at least one Custodian shall be a clearing member of LBMA, and (2) while the
         Trust receives, holds or delivers Gold as defined in clause (c) of the definition of Gold herein,

         at least one Custodian is qualified to serve as a custodian for such
         Gold for the market and in the jurisdiction where such Gold is traded.

Custody Accounts.

         (a) The Trust Allocated Account and the Trust Unallocated Account
         maintained by the Initial Custodian for the Trust, and (b) such other account maintained by a Custodian for the Trust pursuant to a Custody
         Agreement.

Custody Agreements.

         Shall mean (i) the Allocated Bullion Account Agreement and the
         Unallocated Bullion Account Agreement entered into between the Trustee and the Initial Custodian, substantially in the forms annexed hereto as, respectively, Exhibit A (Allocated) and Exhibit B (Unallocated),
         and (ii) such other agreements entered into by the Trustee with a
         Custodian pursuant to Section 3.02(d) providing for the deposit, safekeeping or delivery of Gold and related services.

Depositor.

         Each Participant that may from time to time deposit a Creation Basket
         Deposit with the Trustee.

Depository.

         The Depository Trust Company, New York, New York, or such other depository of streetTRACKS(R) Gold Shares as may be selected by the
         Sponsor and Trustee as specified herein.

Depository Agreement.

         The Letter of Representations from the Sponsor and the Trustee to the
         Depository, dated as of _________________ , as the same may be from time to time amended or supplemented.

Discretionary Termination Amount.

         The amount specified in Section 9.01(a).

Distribution Agreement.

         The agreement between the Sponsor and the Underwriter under which the
         Underwriter will purchase the number of Creation Baskets specified in the agreement.

Distribution Date.

         The date(s) for distribution of amounts from the Cash Account, established by the Sponsor and Trustee pursuant to Section 3.05(e).

DTC Participants.

         Shall have the meaning assigned to such term in Section 3.10(c).

Evaluation Time.

         The time on any Business Day when the London P.M. Fix is announced or, if no London P.M. Fix is made on such Business Day or if the London
         P.M. Fix has not been announced by 12:00 p.m. New York time on such
         Business Day, 12:00 p.m. New York time.

Exchange.

         The New York Stock Exchange or, if the streetTRACKS(R) Gold Shares shall cease to be listed on The New York Stock Exchange and are listed on one or more other exchanges, the exchange on which the
         streetTRACKS(R) Gold Shares are principally traded, as specified by the
         Sponsor.

Fine Ounce.

         The measure of fine gold content, calculated by multiplying the gross weight in Ounces by the fineness, expressed in terms of the fine metal content in parts per 1000, in accordance with The Good Delivery Rules for Gold and Silver Bars contained in the Rules promulgated by the
         LBMA.

Fiscal Year.

         The fiscal year of the Trust which shall initially be the period ending
         September 30 of each year. The Sponsor shall have the continuing right to select an alternate fiscal year.

Global Security.

         The global certificate or certificates issued to the Depository as provided in the Depository Agreement, each of which shall be substantially in the form attached hereto as Exhibit D.

Gold.

         (a) Gold bullion meeting the requirements of London Good Delivery, (b)
         credit to an account maintained on an Unallocated Basis representing the right to receive gold bullion meeting the requirements specified for London Good Delivery and (c) such other gold

         bullion as may hereafter be specified by the Sponsor and Trustee from time to time and disclosed in the Prospectus, provided that any gold bullion so specified shall have that minimum fineness required for
         London Good Delivery of gold. All gold bullion in addition shall (i)
         have that minimum fineness required for gold under the COMEX Rules and
         (ii) not have numismatic or other value apart from its intrinsic mineral value, provided that the Trustee shall not be liable to any person for the consequences of any gold bullion not meeting the minimum fineness required for gold under the COMEX Rules if those Rules require a greater minimum fineness than the LBMA Rules and the Trustee shall be indemnified against any loss, liability or expense in connection with any claim of liability arising therefrom as provided in Section 8.05.

Good Delivery.

         London Good Delivery, or the equivalent rules of such other gold market where the Sponsor may direct the Trustee in accordance with Section
         3.02(b) to arrange through a Custody Agreement for safekeeping of Gold and services in connection with its deposit and delivery, provided that any gold bullion permitted to be delivered to a Trust Allocated Account in such market shall meet the definition of Gold under this Agreement.

HBUS London Branch.

         HSBC Bank USA, National Association, acting by its London branch.

Indirect Participants.

         Shall have the meaning assigned to such term in Section 3.10(c).

Initial Custodian.

         HBUS London Branch.

Initial Date of Deposit.

         The date hereof.

Initial Deposit.

         The deposit of Gold and cash, if any, made by a Depositor with the
         Custodian and Trustee, respectively, on the Initial Date of Deposit specified in Schedule A hereto.

Initial Marketing Agent.

         State Street Global Markets, LLC, a Delaware limited liability company.

Internal Revenue Code.

         The Internal Revenue Code of 1986, as amended, or any successor provisions.

LBMA.

         The London Bullion Market Association.

London Good Delivery.

         Shall have the meaning assigned thereto in The Good Delivery Rules for
         Gold and Silver Bars contained in the Rules promulgated by the LBMA.

London P.M. Fix.

         The price of an ounce of gold as fixed by the five members of the
         London gold fix at or about 3:00 p.m. London, England time.

Marketing Agent

         The Initial Marketing Agent and any other entity engaged by the Sponsor from time to time to assist with the marketing of the streetTRACKS(R)
         Gold Shares as provided in Section 3.08.

Marketing Agent Agreement

         The agreement entered into by the Sponsor with the Initial Marketing
         Agent pursuant to Section 3.08 in the form annexed as Exhibit E-2.

Net Asset Value.

         The value of the Trust determined under Section 5.01.

Net Asset Value per streetTRACKS(R) Gold Share.

         The value of an streetTRACKS(R) Gold Share determined under Section
         5.01.

NYMEX.

         The New York Mercantile Exchange.

Order Cut-Off Time.

         Close of regular trading on the Exchange, usually 4:00 p.m. New York time.

Ounce.

         A troy ounce, equal to 1.0971428 ounces avoirdupois.

Participant.

         An entity that (1) is a DTC Participant, (2) maintains a Participant
         Unallocated Account and (3) has entered into a Participant Agreement which, at the relevant time, is in full force and effect.

Participant Agreement.

         An agreement among the Trustee, the Sponsor and a Participant, substantially in the form set forth in Exhibit C hereto, as the same may be from time to time amended in accordance with its terms.

Participant's Custodian.

         Shall mean the custodian with which the Participant Unallocated Account is maintained, and shall be the same entity that serves as Custodian of a Custody Account maintained for the Trust on an Unallocated Basis.

Participant Unallocated Account.

         Shall mean the account maintained on an Unallocated Basis by the
         Participant's Custodian for a Participant.

Prospectus.

         The prospectus relating to the Trust as most recently filed with the
         SEC pursuant to Rule 424 under the Securities Act of 1933, as amended.

Purchase Order.

         Shall have the meaning assigned thereto in Section 2.03(a)(i).

Purchase Order Date.

         Shall have the meaning assigned thereto in Section 2.03(a)(i).

Record Date.

         The date(s) established by the Sponsor and the Trustee pursuant to
         Section 3.05(e) for distributions from the Cash Account.

Redemption Basket.

         The minimum number of streetTRACKS(R) Gold Shares that may be redeemed pursuant to Section 5.02, which shall be the number of shares constituting a Creation Basket on the Redemption Order Date.

Redemption Distribution.

         The property delivered in satisfaction of a redemption of a Redemption
         Basket as specified in Section 5.02(c).

Redemption Order.

         Shall have the meaning assigned thereto in Section 5.02(a).

Redemption Order Date.

         Shall have the meaning assigned thereto in Section 5.02(b).

Redemption Settlement Date.

         Shall have the meaning assigned thereto in Section 5.02(d).

Rules.

         The rules, regulations, practices and customs of the LBMA or the COMEX as the context shall indicate, or in the case of Gold as defined in clause (c) of the definition of Gold herein, the rules, regulations, practices and customs of the market and jurisdiction where such Gold is traded.

SEC.

         The Securities and Exchange Commission.

Sponsor.

         World Gold Trust Services, LLC, or any entity into which it may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which it shall be a party, or any entity succeeding to all or substantially all of its business as sponsor of the Trust, or any successor Sponsor designated as such by operation of law or any successor Sponsor appointed as herein provided.

Sponsor Indemnified Party.

         Shall have the meaning assigned to such term in Section 7.05(b).

streetTRACKS(R) Gold Share.

         Each unit, having no par value, of fractional undivided beneficial interest in and ownership of the Trust, which interest initially shall equal a fraction whose numerator is 1 and whose denominator is the number of streetTRACKS(R) Gold Shares issued in the Initial Deposit and specified in Schedule A hereto. The denominator of such fraction shall be decreased by the number of any streetTRACKS(R) Gold Shares redeemed as provided in Sections 5.02 and 5.03, and shall be increased by the number of any streetTRACKS(R) Gold Shares created and issued pursuant to Section 2.03, and increased or decreased pursuant to any split or reverse split directed by the Sponsor pursuant to Section 10.04.

Successor Custodian.

         A custodian appointed by the Trustee pursuant to Section 3.02 in lieu of the Initial Custodian or any predecessor Successor Custodian.

Suspended Redemption Order.

         Shall have the meaning assigned to such term in Section 5.02(d).

Transaction Fee.

         Shall have the meaning assigned to such term in Section 2.03(f).

Trust.

         Shall mean the trust created by this Agreement as constituted from time to time.

Trust Allocated Account.

         The Custody Account maintained by the Initial Custodian for the Trust pursuant to the Allocated Bullion Account Agreement, or if applicable, another account maintained by another Custodian recording the amount of gold bullion held for the Trust on an allocated basis, as the case may
         be.

Trustee.

         The Bank of New York or any entity into which it may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which it shall be a party, or any entity succeeding to all or substantially all of its corporate trust business, or any successor Trustee designated as such by operation of law or appointed as herein provided.

Trustee Indemnified Party.

          Shall have the meaning assigned to such term in Section 8.05.

Trust Unallocated Account.

                                       10

         The account maintained by the Initial Custodian for the Trust pursuant to the Unallocated Bullion Account Agreement, or another account maintained by an Additional Custodian or a Successor Custodian for the
         Trust on an Unallocated Basis, as the case may be.

Unallocated Basis.

         Shall mean, with respect to a Gold account maintained by a custodian, that the person in whose name the account is held is entitled to delivery in accordance with the Rules of an amount of Gold equal to the amount of Gold standing to the credit of the person's account but has no ownership interest in any Gold that the custodian owns or holds.

Underwriter.

         UBS Securities LLC

Underwriter's Order Date.

         Shall have the meaning assigned such term in Section 2.02(c).

Underwriter's Settlement Date.

           Shall have the meaning assigned such term in Section 2.02(c).

Other Usages.

         The following usages shall apply in interpreting this agreement.

         (1) References to a governmental or quasigovernmental agency, authority or instrumentality or an authorized self-regulatory organization
         (including the SEC, COMEX, NYMEX and LBMA) shall also refer to a regulatory or other body that succeeds to the functions of the agency, authority or instrumentality.

         (2) "A or B" means "A or B or both."

         (3) Including" means "including, but not limited to."

                                   ARTICLE II

 SCOPE OF TRUSTEE'S DUTIES, INITIAL DEPOSIT AND DECLARATION OF TRUST, SUBSEQUENT
                             CREATIONS AND ISSUANCE
             OF CREATION BASKETS, REQUIREMENTS FOR DELIVERY OF GOLD

SECTION 2.01.     SCOPE OF TRUSTEE'S DUTIES.

         Subject to the terms and conditions of this Agreement, the Trustee is hereby authorized to and shall perform the services for the Trust as its Trustee specified in this Agreement, which services shall include the following:

                                       11

         (1)  enter into the Custody Agreements with the Initial Custodian and discharge its duties thereunder;

         (2)  enter into a Participant Agreement with each Participant and discharge its responsibilities thereunder;

         (3)  receive from Participants and process properly submitted Purchase
              Orders, as described in Section 2.03(a);

         (4)  in connection with Purchase Orders, (i) receive Cash Deposits defined in Section 2.03(c)) from Participants, (ii) notify the
              Custodian to expect to receive a transfer into the Trust
              Unallocated Account of the Gold that a Participant has instructed the Custodian to deliver to the Trust Unallocated Account, (iii)
              instruct the Custodian to allocate and transfer allocated gold from the Trust Unallocated Account to the Trust Allocated Account,
              and (iv) receive reports relating to the Custody Accounts from the
              Custodian indicating, among other things, that the Custodian has received Gold from Participants for the credit of the Trust and has allocated such Gold to the Trust Allocated Account, as described in Section 2.03(a)(iii), 3.02(d) and as provided in the
              Custody Agreements under which such Gold is received;

         (5)  in connection with Purchase Orders, deliver Creation Baskets to the Depository for the account of the Participant placing a
              Purchase Order for which the Trustee has received the
              Participant's Cash Deposit, if any, and (through the Custodian)
              the Participant's Creation Basket Gold Deposit Amount (the Cash
              Deposit and the Creation Basket Gold Deposit Amount together constituting the "Creation Basket Deposit"), as described in
              Section 2.03(b);

         (6)  receive from Participants and process properly submitted
              Redemption Orders, as described in Section 5.02, or as may from time to time be permitted by Section 5.03;

         (7)  in connection with Redemption Orders, instruct the Custodian to transfer Gold (i) from the Trust Allocated Account to the Trust
              Unallocated Account and (ii) from the Trust Unallocated Account to the Participant Unallocated Account of the redeeming Participant, as described in Section 5.02;

         (8)  in connection with Redemption Orders, receive from the redeeming
              Participant through the Depository, and thereupon cancel,
              streetTRACKS(R) Gold Shares corresponding to the Redemption
              Baskets to be redeemed, or as may from time to time be permitted by Section 5.03;

         (9)  on behalf of the Trust, enter into Custody Agreements as provided in Section 3.02(a) and (d), monitor the performance of the
              Custodian (as described in Section 3.02(c)) and enforce each
              Custody Agreement, as described in Section 3.02(c), and give the instructions to a Custodian provided in Sections 3.02(e) and (g);

                                       12

         (10) determine on each Business Day (i) the Creation Basket Gold
              Deposit Amount, as described in Sections 2.03 and 2.05, (ii) the valuation of Gold owned or to be received by the Trust, as described in Article IV, (iii) the Adjusted Net Asset Value and
              Net Asset Value of the Trust and the Net Asset Value per
              streetTRACKS(R) Gold Share, as described in Section 5.01;

         (11) establish and maintain (i) the Cash Account as described in
              Sections 3.03 and 3.05 and (ii) a Reserve Account, as described in
              Section 3.04; provide or arrange for custody of the Trust's assets other than cash and Gold; and record the ownership of the Trust's assets as provided in Section 3.02(f)

         (12) accrue and pay charges of the Trust as described in Section 3.05, and sell Gold to raise cash to pay such charges pursuant to
              Section 3.05(d);

         (13) distribute to the Beneficial Owners any excess cash in the Cash
              Account, as described in Section 3.05(e);

         (14) sell Gold as authorized or directed pursuant to Section 3.07;

         (15) notify the Sponsor of notices received and take actions as provided in Section 3.09;

         (16) interact with the Depository as provided in Section 3.10 or as otherwise required hereunder;

         (17) keep proper books of record and account of all transactions of the
              Trustee under this Agreement, as described in Section 8.02(a), maintain a copy of this Agreement available for inspection as provided in Section 8.03, and furnish to DTC Participants after the end of each Fiscal Year, an annual report and other
              information, as described in Section 3.06;

         (18) take the actions authorized under Sections 7.03 and 8.01(s) in the circumstances described therein affecting the Sponsor's continued
              performance under this Agreement;

         (19) arrange for the annual audit of the accounts of the Trust and prepare or cause to be prepared tax and other regulatory filings as provided in Section 8.02;

         (20) communicate as described in Section 3.10 with Beneficial Owners as may from time to time be required in connection with the
              administration of the Trust;

         (21) terminate the Trust in accordance with Article IX, as described therein;

         (22) enter into and discharge its duties under the Reimbursement
              Agreements identified in Section 10.05; and

                                       13

         (23) undertake such actions, in the Trustee's discretion, as the
              Trustee shall deem necessary or desirable to protect the Trust and the rights and interest of the Beneficial Owners in accordance with this Agreement.

SECTION 2.02.     INITIAL DEPOSIT, DECLARATION OF TRUST AND ISSUANCE OF INITIAL
CREATION BASKETS.

         (a) The Trustee acknowledges that the Trustee (i) has received from the
Initial Custodian confirmation that the Initial Custodian has credited the
Initial Deposit to the Trust Unallocated Account and has transferred Gold to the
Trust Allocated Account pursuant to Section 4.5 of the Trust Unallocated Account
Agreement, and (ii) has received the Transaction Fee(s) (defined under Section
2.03(f)) payable with respect to the Purchase Order(s) relating to issuance of the initial Creation Baskets, if any. The Trustee hereby declares that subject to the terms and conditions of this Agreement, (i) the Initial Deposit, (ii) all
Gold that the Custodian credits to the Trust Allocated Account, the Trust
Unallocated Account and any other Custody Account, in accordance with the
Custody Agreements, and (iii) all other assets owned by the Trust from time to time, shall be owned by the Trust and the Trustee as trustee thereof, for the use and benefit of all present and future Beneficial Owners in accordance with their respective beneficial interests as the same may be constituted from time to time.

         (b) The Trustee hereby confirms that, in exchange for the Initial
Deposit, the Trustee has issued the Global Security to the Depository and that, upon the registration statement for the sale of the streetTRACKS(R) Gold Shares being declared effective, the Trustee will direct the Depository to credit to the Depositor identified in Schedule A the streetTRACKS(R) Gold Shares constituting the number of Creation Baskets identified in such Schedule A.

         (c) The Sponsor shall enter into a Distribution Agreement with the
Underwriter in the form annexed as Exhibit E-1 hereto concurrently with the execution of this Agreement. Pursuant to the Distribution Agreement, on the
third Business Day following the date on which the Distribution Agreement is signed (the date on which the Distribution Agreement is signed, the
"Underwriter's Order Date" and the third following Business Day, the
"Underwriter's Settlement Date"), or such later Business Day which the Sponsor shall specify by written instruction to the Trustee received by the Trustee not later than the Business Day preceding the Underwriter's Settlement Date, the
Underwriter shall deliver to the Custodian the Creation Basket Deposit, computed for the Underwriter's Order Date, for the number of Creation Baskets specified in the Distribution Agreement and, upon notice from the Custodian that the
Custodian has received such Creation Basket Deposit, the Trustee shall issue and deliver such number of Creation Baskets to the Depository for credit to the account of the Underwriter.

SECTION 2.03.     SUBSEQUENT CREATIONS AND ISSUANCE OF CREATION BASKETS.

         (a) After the Initial Deposit, the following procedures, as supplemented by the more detailed procedures specified in the attachment to the
Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Agreement), will govern the Trustee in the creation and issuance of additional Creation Baskets. Subject to the limitations

                                       14

upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Trust is unlimited.

         (i)  On any Business Day, a Participant may submit a request to the
              Trustee to create one or more Creation Baskets (such request by a
              Participant, a "Purchase Order") in the manner provided in the
              Participant Agreement. Purchase Orders must be received by the
              Order Cut-Off Time on a Business Day (the "Purchase Order Date").
              The Trustee will process Purchase Orders only from Participants with respect to which the Participant Agreement is in full force and effect. The Trustee and the Sponsor will each maintain and make available at their respective offices specified in Section
              10.12 during normal business hours a current list of the
              Participants with respect to which the Participant Agreement is in full force and effect. The Sponsor directs the Trustee to deliver a copy of the Prospectus to each Participant prior to its
              execution and delivery of the Participant Agreement.

         (ii) Any Purchase Order is subject to rejection by any of the Sponsor or the Trustee pursuant to Section 2.03(e).

         (iii) After accepting a Participant's Purchase Order, the Trustee will issue and deliver Creation Baskets to fill a Participant's
              Purchase Order at or shortly after 9:00 a.m. New York time on the third Business Day after the Purchase Order Date, but only if by such time the Trustee has received (A) for its own account, the
              Transaction Fee, (B) for the account of the Trust the Cash
              Deposit, if any, and (C) notice from the Custodian (which need not be the Custodian's official report of transactions for such day)
              that the Custodian has received for the account of the Trust to the credit of the Trust Unallocated Account (or other Custody
              Account provided for in the relevant Custody Agreement), from the
              Participant Unallocated Account (or other account of the
              Participant from which Gold may be transferred to the Trust in accordance with the relevant Custody Agreement) the Creation
              Basket Gold Deposit Amount due from the Participant submitting the
              Purchase Order.

         (b) Upon issuing a Creation Basket pursuant to a Purchase Order of a
Participant, the Trustee will deposit the Creation Basket with the Depository in accordance with the Depository's customary procedures, for credit to the account of the Participant that placed the Purchase Order.

         (c) The Cash Deposit ("Cash Deposit") shall be an amount of cash equal to the cash held or receivable by the Trust as of the Purchase Order Date, if any, less the fees, expenses and other liabilities of the Trust accrued through the Purchase Order Date, as computed by the Trustee under Section 5.01, divided by the number of streetTRACKS(R) Gold Shares outstanding immediately before the
Purchase Order Date, and then multiplied by the number of streetTRACKS(R) Gold
Shares to be created pursuant to the Participant's Purchase Order. A negative
Cash Deposit amount will reduce the Creation Basket Gold Deposit Amount pursuant to Section 2.05. If, notwithstanding the provisions of Section 3.07, the Trust holds assets other than Gold, cash or cash receivables, no Purchase Orders will be accepted until such other assets have been sold or otherwise disposed of.

                                       15

         (d) The quantity of Gold included in the Creation Basket Gold Deposit
Amount will change as a result of expenses paid and expenses accrued in excess of cash then held by the Trust, and shall be determined by the Trustee in the manner specified in Section 2.05. The Trustee's determination of the Creation
Basket Gold Deposit Amount and the amount of the Cash Deposit, if any, required for each Creation Basket Deposit shall be final and binding upon all persons interested in the Trust.

         (e) The Trustee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (i)
determined by the Trustee not to be in proper form; (ii) that the Sponsor has determined and advised the Trustee would have adverse tax consequences to the
Trust or to Beneficial Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor acceptable to the Trustee, be unlawful;
or (iv) if circumstances outside the control of the Trustee, the Custodian or the Sponsor make it for all practical purposes not feasible to process creations of Creation Baskets. Neither the Trustee nor the Sponsor shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket
Deposit.

         (f) A non-refundable transaction fee will be payable to the Trustee for its own account in connection with each Purchase Order pursuant to this Section and in connection with each Redemption Order pursuant to Section 5.02
("Transaction Fee"). The Transaction Fee charged in connection with each such creation and redemption shall be initially $2,000, but may be changed as provided in Section 2.03(g). Even though a single Purchase Order or Redemption
Order may relate to multiple Creation Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order.

         (g) The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor, but will not in any event exceed 0.10% of the value of a Creation Basket at the time of creation or of a Redemption Basket at the time of redemption, as the case may be (in each case determined at the Net Asset Value per Share for the date of the Purchase Order or Redemption Order, respectively). Promptly after agreeing to and prior to implementing such change, the Sponsor shall cause the current Prospectus for the Trust to be amended to reflect any such changes in the Transaction Fee. The Trustee shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase for redemptions of outstanding streetTRACKS(R) Gold Shares until 30 days after the date of that notice. The amount of the Transaction Fee in effect at any given time shall be made available by the Trustee upon request.

         (h) Certificates for Creation Baskets will not be issued, other than the Global Security issued to the Depository. So long as the Depository
Agreement is in effect, Creation Baskets will be issued and redeemed and
streetTRACKS(R) Gold Shares will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect
Participants as more fully described in Section 3.10. The Depository may determine to discontinue providing its service with respect to Creation Baskets and streetTRACKS(R) Gold Shares by giving notice to the Trustee and the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law.
Under such circumstances, the Trustee and the Sponsor shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and

                                       16

on terms acceptable to the Trustee and the Sponsor or, if such a replacement is unavailable, to terminate the Trust.

SECTION 2.04.     REQUIREMENTS FOR DEPOSITS OF GOLD.

         (a) Except as provided in paragraph (b) of this Section, Gold may be delivered for deposit to the Trust only by transfer to the Trust Unallocated
Account maintained by the Custodian on behalf of the Trust from a Participant
Unallocated Account pursuant to the procedures specified in the Participant
Agreement. The expense and risk of delivery, ownership and safekeeping of Gold until such Gold has been received by the Trust shall be borne solely by the
Depositor.

         (b) The Trustee shall accept delivery of Gold by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust, provided that the same is disclosed in the Prospectus. If Gold is to be delivered other than as described in Section 2.04(a), the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described herein, as the Sponsor determines to be desirable.

                                       17

SECTION 2.05.     CREATION BASKET GOLD DEPOSIT AMOUNT.

         The Trustee will adjust the quantity of Gold included in the Creation
Basket Gold Deposit Amount as appropriate to reflect sales or other disposition of Gold for payment of Trust expenses or otherwise and as may be required to reflect accrued expenses in excess of the value of assets of the Trust other than Gold, as computed under Section 5.01. In general, in order to effectuate the foregoing, the Trustee shall first determine the excess (if any) of accrued expenses and other liabilities over the value of all assets of the Trust other than Gold, utilizing the Net Asset Value for the date of the adjustment. The
Trustee shall determine the quantity of Gold equal in value to such excess, at the price of Gold determined under Section 4.01 hereof for such date. The
Trustee shall subtract that number of Fine Ounces of Gold from the total number of Fine Ounces of Gold then held by the Trust, and divide the resulting Gold amount by the number of Baskets then outstanding. Fractions of a Fine Ounce of
Gold included in the Creation Basket Gold Deposit Amount smaller than 0.001 of a
Fine Ounce shall be disregarded. The Sponsor intends to publish, or may designate other persons to publish, on each Business Day, the quantity of Gold included in the Creation Basket Gold Deposit Amount and the Cash Deposit, if
any. If the Sponsor elects to publish such information, the inability of the
Sponsor or its designee to provide such information for any period of time will not in itself result in a halt in the trading of streetTRACKS(R) Gold Shares on the Exchange.

                                  ARTICLE III

                           ADMINISTRATION OF THE TRUST

SECTION 3.01.     INITIAL EXPENSE.

         The cost of (i) organizing the Trust and (ii) the initial sale of the
streetTRACKS(R) Gold Shares shall be borne by the Sponsor, provided, however, that the liability of the Sponsor under this Section 3.01 shall not include any fees or other expenses incurred in connection with the administration of the
Trust subsequent to the commencement of trading of streetTRACKS(R) Gold Shares on the Exchange.

SECTION 3.02.     CUSTODY OF GOLD: ALLOCATED AND UNALLOCATED ACCOUNTS,
ADDITIONAL CUSTODIANS AND SUCCESSOR CUSTODIANS, DUTY TO MONITOR CUSTODIANS,
CERTAIN REQUIREMENTS FOR CUSTODY AGREEMENTS, DUTY TO ALLOCATE GOLD, TRUST ASSETS
TO BE FREE OF LIENS, ETC.

         (a) Concurrently with the execution of this Agreement, the Trustee, acting on behalf of the Trust, shall enter into Custody Agreements with the
Initial Custodian in the form of the Allocated Bullion Account Agreement, annexed hereto as Exhibit A, and the Unallocated Bullion Account Agreement,
annexed hereto as Exhibit B. Pursuant to these Custody Agreements, the Initial
Custodian shall maintain for the account of the Trust (i) the Trust Allocated
Account to which the Initial Custodian will credit Gold held for the Trust on an allocated basis and (ii) the Trust Unallocated Account recording the amount of
Gold owned by the Trust on an Unallocated Basis. Unless the Sponsor otherwise directs, the Trustee shall maintain only one Trust Unallocated Account for the
Trust at any time. Each other Custody Agreement entered into by the Trustee with a Custodian on behalf of the Trust shall be in a form suitable for the type of
Gold and the market for which the Custodian shall be providing its

                                       18

services. The terms of such other Custody Agreement shall include provisions substantially similar to those set forth in paragraph (d) of this Section, unless the Sponsor permits the Trustee in writing to enter into a Custody
Agreement that omits any such provision.

         (b) From time to time, the Sponsor may direct the Trustee to employ one or more other custodians (each, an "Additional Custodian" or a "Successor
Custodian") in addition to or in replacement of the Initial Custodian or any
Successor Custodian or Additional Custodian for the safekeeping of Gold and services in connection with its deposit and delivery, provided that the Sponsor may not direct the employment of a Successor Custodian or an Additional
Custodian without the Trustee's consent, if such employment would have a materially adverse effect on the Trustee's performance of its duties hereunder.
The Trustee may also, with the prior approval of the Sponsor, employ one or more other Successor Custodians or Additional Custodians selected by the Trustee for the safekeeping of Gold and services in connection with its deposit and delivery.

         (c) The Trustee shall be responsible for monitoring the performance of each Custodian and for taking such actions to enforce the obligations of each
Custodian as are necessary to protect the Trust and the rights and interests of the Beneficial Owners. In the event that the Trustee determines that maintenance of Gold with a Custodian is not in the best interest of the Beneficial Owners, the Trustee shall so advise the Sponsor and thereafter take such reasonable action as the Sponsor shall direct, or if the Sponsor has not given direction within one Business Day, shall initiate action to remove the Gold from the custody of the Custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Beneficial Owners. The Trustee shall have no liability for any such action taken at the direction of the
Sponsor or, in the absence of such direction, any action taken by it in good faith.

         (d) Before entering into the Custody Agreements attached hereto as
Exhibits A and B with the Initial Custodian, the Trustee has determined that these agreements protect the Trust and the rights and interests of the
Beneficial Owners. Before initially placing Gold with an Additional Custodian or a Successor Custodian, the Trustee shall have determined that the relevant
Custody Agreement and any related custody arrangements satisfy substantially the following requirements, unless the Sponsor has permitted the Trustee in writing to enter into the relevant Custody Agreement without satisfaction of one or more of these requirements:

         (i)   That Gold held by the Custodian will be held in a vault
               maintained under the control of the Custodian, or held by or for a sub-custodian employed as authorized by the relevant Custody
               Agreement.

         (ii)  That the Custodian shall deliver Gold held on behalf of the Trust by the Custodian, or by or for any sub-custodian employed by the
               Custodian, only to such persons and at such times as specified in instructions furnished to it by the Trustee in a writing signed by an authorized person or by authenticated electronic
               transmission, or any substantial equivalent, and each Custody
               Agreement shall contain an explicit undertaking by the Custodian to this effect.

         (iii) That as of the close the business on any Business Day, the balance of any Custody Account maintained by a Custodian for the
               Trust on an Unallocated Basis shall

                                       19

               not exceed the maximum fine weight of the standard measure of
               Gold used by the Custodian for Good Delivery in the market in which it operates, for example, 430 Fine Ounces in the London market.

         (iv)  That when the Trustee instructs the Custodian (1) to debit Gold from a Trust Allocated Account maintained by the Custodian for transfer to a Custody Account maintained by the Custodian for the
               Trust on an Unallocated Basis and (2) to execute the instruction on the same Business Day as and in connection with one or more instructions the Trustee gives to the Custodian, the Custodian will use commercially reasonable efforts to execute the
               instructions in a manner that minimizes the time the Gold to be debited from the Trust Allocated Account stands to the credit of the Custody Account maintained for the Trust by the Custodian on an Unallocated Basis.

         (v)   That Gold transferred from a Custody Account of the Trust
               maintained on an Unallocated Basis (including any transfers for deposit to a Trust Allocated Account) or upon transfer from a
               Trust Allocated Account for credit to the Custody Account of the
               Trust maintained on an Unallocated Basis will be in a form which complies with the relevant requirements for Good Delivery and that, if the weight and fineness of Gold delivered by the
               Custodian upon transfer from the Custody Account of the Trust maintained on an Unallocated Basis is determined to be different from that reported to the Trustee by the Custodian, the Custodian will make appropriate credits or debits to the Custody Accounts maintained by the Custodian for the Trust such that the total
               Fine Ounces credited by the Custodian to Custody Accounts of the
               Trust equal the amount reported to the Trustee.

         (vi)  That, in the event Gold withdrawn from a Custody Account of the
               Trust maintained on an Unallocated Basis does not comply with the relevant requirements for Good Delivery or is not of the weight and fineness represented in the Custodian's account records, recovery in accordance with the Custody Agreements shall not be barred by delay in asserting a claim because of the failure to discover such loss or damage, regardless of whether the loss or damage could or should have been discovered.

         (vii) That (A) the Custodian will be obligated to use reasonable care and will be responsible to the Trust for any loss resulting directly from its negligence, fraud or willful misconduct, (B)
               the Custodian will maintain, at no cost to the Trust, appropriate insurance in regard to its Gold and custody business, and (C)
               that the Custodian will periodically allow the Trustee to review such insurance from time to time upon reasonable prior notice and will provide the Sponsor information regarding such insurance required by the Sponsor in connection with the maintenance of the registration of the streetTRACKS(R) Gold Shares, in each case subject to appropriate confidentiality agreements.

         (viii) That the Trust's assets held by the Custodian or by or for any sub-custodian employed by the Custodian will not be subject to any right, charge, security

                                       20

               interest, lien or claim of any kind except (1) a claim of payment by the Custodian or any sub-custodian for the safe custody or administration of the Trust's assets or, (2) in the case of a
               Custody Account maintained by a Custodian on an Unallocated
               Basis, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws, and the
               Custodian shall provide a representation to the foregoing effect.

         (ix)  That the beneficial ownership of the Gold will be freely transferable without the payment of money or value other than for safe custody or administration.

         (x)   That the Trust's independent public accountants will be given access to records identifying assets of the Trust and access to the Trust's assets as required for confirmation of the contents of those records.

         (xi)  That the Trustee will receive (1) for each Business Day by no later than the following Business Day, information showing the movement of Gold into and out of the Custody Accounts maintained by the Custodian for the Trust, in sufficient detail to identify each transaction, the Business Day on which it occurred and information to allow the Trustee to determine the Custodian's compliance with the requirements set forth in clause (iii) of this paragraph (d) relating to the intended maximum amount of
               Gold to be held in a Custody Account maintained by the Custodian for the Trust on an Unallocated Basis and (2) periodic reports
               (not less than quarterly) with respect to the safekeeping of the
               Trust's assets which shall identify separately the assets held by the Custodian and the assets held by each sub-custodian used by the Custodian and the assets held by each other party holding assets of the Trust on behalf of the Custodian or a
               sub-custodian.

         (xii) That the Custodian irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to the custody agreement or any action taken or omitted thereunder, and waives any claim of forum non conveniens and any objections as to laying of venue, and further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to the Custodian at its address for purposes of notices specified in the relevant Custody Agreement.

         (e) When directing transfers to and from the Custody Accounts of the
Trust, the Trustee will instruct the Custodian (which instruction may be provided by the relevant Custody Agreement) to take the actions described in clauses (iii) an (iv) of the preceding paragraph (d) of this Section 3.02.

         (f) The Trustee shall hold and record the ownership of the Trust's assets in such manner that they will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or its creditors, other than a claim for payment of services, advances, indemnities and expenses by the Trustee in providing services as trustee or, in the case of cash deposits, liens or rights in favor of creditors of the Trustee arising under bankruptcy,

                                       21

insolvency or similar laws and the Trustee, will, as requested by the Sponsor and at the Trustee's expense, provide an opinion of counsel, satisfactory to the
Sponsor, to the foregoing effect with respect to assets held by the Trustee.

         (g) The Trustee shall instruct each Custodian to transfer from the
Custody Accounts maintained by the Custodian amounts of Gold held as an asset of the Trust only (i) to another Custody Account, (ii) to effect a sale of Gold in accordance with the applicable provisions of this Agreement, (iii) to effect a redemption of streetTRACKS(R) Gold Shares in accordance with the provisions of
Article V hereof, (iv) upon termination of the Trust as provided in Section 9.01 hereof or (v) otherwise as directed by a governmental or regulatory body having authority to make such direction.

SECTION 3.03.     CASH ACCOUNT.

         The Trustee shall open and maintain a separate non-interest bearing account with the Trustee or such other banking institution specified by the
Sponsor, or if the Sponsor fails so to specify, as selected by the Trustee, in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account all cash received by it from or for the account of the Trust. Such account shall be known as the "Cash Account." On each Business Day, the Trustee shall notify the Sponsor, in writing, of the balance of the Cash Account.

SECTION 3.04.     RESERVE ACCOUNT.

         The Trustee shall open and maintain a separate non-interest bearing account with the Trustee or such other banking institution specified by the
Sponsor, or if the Sponsor fails so to specify, as selected by the Trustee, in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account all cash which it has credited to such account from the Cash
Account to reflect the reserves for taxes or other governmental charges and other contingent liabilities payable out of the Trust that the Trustee has established from time to time as required by generally accepted accounting principles. Such account shall be known as the "Reserve Account." The Trustee shall not be required to transmit to the Depository for distribution to
Beneficial Owners any of the amounts held in such reserves; provided, however, that if the Trustee, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the Cash Account or, if the Trust shall have terminated or shall be in the process of termination, the
Trustee shall transfer such amounts to the Depository for distribution to
Beneficial Owners such Beneficial Owners' interest in the amounts previously reserved in accordance with Section 9.01.

                                       22

SECTION 3.05.     CERTAIN DEDUCTIONS AND DISTRIBUTIONS.

         (a) Subject to paragraph (c) of this Section, monthly, in arrears, the
Trustee shall deduct from moneys held in the Cash Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to
Section 8.04 on account of its services performed. The Trustee shall charge the
Cash Account its disbursements for payment of other expenses at such times as the Trustee determines convenient in its administration of the Trust.

         (b) The following charges are or may be accrued and paid by the Trust:

         (1)  Trustee's fees as set forth in Section 8.04 and Sponsor's fees as set forth in Section 7.04;

         (2)  expenses of custody, deposit or delivery of the Gold (exclusive of any expenses borne by a Depositor or redeeming Participant as provided herein or in the Participant Agreement), and
              disbursements charged by and indemnification due any Custodian;

         (3)  fees of the Trustee for extraordinary services performed under this Agreement;

         (4)  taxes, as provided herein, and various other governmental charges;

         (5)  any taxes, fees and charges payable by the Trustee with respect to
              Creation Baskets or Redemption Baskets;

         (6)  expenses and costs of any action taken by a Trustee Indemnified
              Party or a Sponsor Indemnified Party to protect the Trust and the rights and interests of Beneficial Owners;

         (7)  indemnification of the Trustee or the Sponsor as provided in this
              Agreement, including, without limitation, in Sections 7.05 and
              8.05;

         (8)  expenses incurred in contacting Beneficial Owners in the manner described in Section 3.10;

         (9)  legal and auditing expenses, and the compensation paid to agents employed by the Trustee as permitted hereunder;

         (10) fees paid to the Depository for custody of streetTRACKS(R) Gold
              Shares;

         (11) federal and state annual fees in keeping the registration of
              streetTRACKS(R) Gold Shares on a current basis pursuant to Section
              10.02 for the issuance of Creation Baskets;

         (12) expenses of the Sponsor relating to the printing and distribution of marketing materials describing the Trust and streetTRACKS(R)
              Gold Shares (including

                                       23

              but not limited to, associated legal, consulting, advertising and marketing costs and other out-of-pocket expenses);

         (13) fees and expenses of the Marketing Agent;

         (14) reimbursement of the Underwriter and the Marketing Agent in respect of unpaid indemnification obligations of the Sponsor as provided in Section 10.05; and

         (15) stationery, postage and all other out-of-pocket expenses of the
              Trust not otherwise stated above incurred by it, the Sponsor or the Custodian or any Additional Custodian or Successor Custodian
              pursuant to actions permitted or required under this Agreement.

         (c) The Trustee shall, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell Gold in such quantity and at such times as may be necessary to permit payment of expenses hereunder including any of the expenses enumerated in subsection (b) above. The Trustee is conclusively authorized to sell Gold at such times and in the smallest amounts required to permit payment of expenses as they come due, it being the intention to minimize the Trust's holdings of assets other than Gold. Neither the Trustee nor the Sponsor shall have any liability for loss or depreciation resulting from sales of Gold so made. Further, the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant the Sponsor's direction.

         (d) If at any time and from time to time the Trustee and Sponsor determine that the balance on hand in the Cash Account exceeds the anticipated expenses of the Trust during the following 12 months, they shall direct that such excess be distributed and shall establish such Record and Distribution
Dates for such distribution as they deem appropriate. In calculating the amount of a distribution, fractions of less than $0.01 will be ignored. Notwithstanding the foregoing, no distribution shall be made if the amount distributable will be less than $0.01 per streetTRACKS(R) Gold Share outstanding. The Trustee shall make distributions under this paragraph solely to the Depository as the registered holder of all streetTRACKS(R) Gold Shares in accordance with Section
3.10(g) and the Trustee shall have no liability to any person in respect of any distribution so made.

         (e) The Trustee will charge no fee and will assume the expense of operation (other than extraordinary expenses) of the Trust accrued through the day the streetTRACKS(R) Gold Shares commence trading on the Exchange. The
Trustee and the Sponsor have entered into a separate agreement relating to payment by the Sponsor of compensation to the Trustee for the period described in the preceding sentence. If the Sponsor fails to pay the Trustee pursuant to such compensation agreement, the Trustee may recover the unpaid amounts from the assets of the Trust, and may sell Gold as necessary to provide funds therefor, provided, however, that, to the extent any such unpaid amounts are paid from the
Trust, the Trust shall succeed to the rights of the Trustee against the Sponsor under the compensation agreement.

SECTION 3.06.     STATEMENTS AND REPORTS.

                                       24

         After the end of each Fiscal Year, the Sponsor shall cause to be prepared an annual report for the Trust containing financial statements prepared by the Trustee and audited by independent accountants designated by the Sponsor.
The annual report shall be in such form and contain such information as shall be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and such other regulatory agencies, and distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations. The cost of the preparation and distribution of the annual report shall be an expense of the Trust.

                                       25

SECTION 3.07.     SALE OF GOLD OR OTHER PROPERTY.

In addition to selling Gold in accordance with Section 3.05(c), the Trustee shall sell Gold whenever any one or more of the following conditions exist:

         (a) the Sponsor has notified the Trustee that such sale is required by applicable law or regulation; or

         (b) the Trust is to be terminated and its assets liquidated in accordance with Section 9.01.

         Any property received by the Trust other than Gold, cash or an amount receivable in cash (such as, for example, an insurance claim) shall be promptly sold or otherwise disposed of by the Trustee at the direction of the Sponsor and the proceeds thereof shall be credited to the Cash Account.

         Unless otherwise directed by the Sponsor, when selling Gold the Trustee shall endeavor to sell at the value determined under Section 4.01 for the date of sale. The Trustee shall place orders with dealers (which may include the
Custodian) through which it may reasonably expect to obtain the most favorable price and execution of orders. Solely in sale transactions made at the next
London "fix" (A.M. or P.M.) following the sale order, the Custodian may also be the purchaser.

         The Trustee and the Sponsor shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to this Section 3.07.

         SECTION 3.08.     COUNSEL; MARKETING AGENT.

         (a) The Sponsor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the Gold and the
Trust, including any legal matters relating to the possible disposition or acquisition of any Gold. The fees and expenses of such counsel shall be paid by the Trustee from the assets of the Trust.

         (b) To assist the Sponsor in marketing streetTRACKS(R) Gold Shares, which assistance shall include but shall not be limited to the developing and executing a marketing plan and preparing marketing materials, the Sponsor shall enter into a Marketing Agent Agreement with the Initial Marketing Agent in the form annexed as Exhibit E-2 hereto concurrently with the execution of this
Agreement. The Sponsor may also from time to time employ such other additional or successor Marketing Agent(s) on such terms and conditions as the Sponsor determines. Subject to the provisions of Section 10.06 hereof, the fees and expenses of the Initial Marketing Agent and any successor or additional
Marketing Agent(s) shall be paid by the Trustee from the assets of the Trust.
The Sponsor shall not be answerable for the default or misconduct of the Initial
Marketing Agent and shall not be answerable for the default or misconduct of any successor or additional Marketing Agent(s) if the Sponsor shall have selected such successor or additional Marketing Agent(s) with reasonable care. The
Trustee shall have no liability for the terms, value or validity of any agreement entered into by the Sponsor with a Marketing Agent or for the default or misconduct of any Marketing Agent. So long as the Marketing Agent Agreement with the Initial Marketing Agent shall be in effect, the name of the

                                       26

Trust shall be that identified in the preamble hereto, except to the extent the
Sponsor and the Initial Marketing Agent shall otherwise determine.

         SECTION 3.09.     NOTICE TO SPONSOR.

         If the Trustee receives notice at any time that an action is to be taken by reason of its holding of the assets of the Trust for which no direction is provided herein, the Trustee shall promptly notify the Sponsor and shall thereupon take or refrain from taking such action as the Sponsor shall in writing direct; provided, however, that if the Sponsor shall not within five
Business Days of the giving of such notice to the Sponsor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action or decline to take action as it, in its sole discretion, shall deem advisable.
Neither the Sponsor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.09.

         SECTION 3.10.     BOOK-ENTRY-ONLY SYSTEM, GLOBAL SECURITY.

         (a) The Sponsor and the Trustee will enter into the Depository
Agreement pursuant to which the Depository will act as securities depository for
streetTRACKS(R) Gold Shares. streetTRACKS(R) Gold Shares will be represented the
Global Security (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing streetTRACKS(R) Gold
Shares will be issued. The Global Security shall be in the form attached hereto as Exhibit D and shall represent such streetTRACKS(R) Gold Shares as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding streetTRACKS(R) Gold Shares from time to time endorsed thereon and that the aggregate amount of outstanding streetTRACKS(R) Gold Shares represented thereby may from time to time be increased or reduced to reflect deposits or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding
streetTRACKS(R) Gold Shares represented thereby shall be made in such manner and upon instructions given by the Trustee as specified in the Depository Agreement.

         (b) Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of The Depository Trust
Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY
TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

         (c) The Depository has advised the Sponsor and the Trustee as follows:
The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a
"clearing agency" registered pursuant to the

                                       27

provisions of Section 17A of the Securities Exchange Act of 1934, as amended.
The Depository was created to hold securities of its participants (the "DTC
Participants") and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

         (d) As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of streetTRACKS(R) Gold Shares, the
Depository will credit or debit, on its book-entry registration and transfer system, the amount of streetTRACKS(R) Gold Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Trustee and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in streetTRACKS(R) Gold Shares will be limited to DTC Participants,
Indirect Participants and persons holding interests through DTC Participants and
Indirect Participants. Owners of beneficial interests in streetTRACKS(R) Gold
Shares ("Beneficial Owners") will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC
Participants, records maintained by the Depository and, in the case of Indirect
Participants and Beneficial Owners holding through a DTC Participant or an
Indirect Participant, through those records or the records of the relevant DTC
Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased streetTRACKS(R) Gold Shares a written confirmation relating to their purchase of streetTRACKS(R) Gold Shares.

         (e) So long as Cede & Co., as nominee of the Depository, is the registered owner of streetTRACKS(R) Gold Shares, references herein to the registered or record owners of streetTRACKS(R) Gold Shares shall mean Cede & Co.
and shall not mean the Beneficial Owners of streetTRACKS(R) Gold Shares.
Beneficial Owners of streetTRACKS(R) Gold Shares will not be entitled to have
streetTRACKS(R) Gold Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of streetTRACKS(R) Gold
Shares under this Agreement. Accordingly, to exercise any rights of a holder of
streetTRACKS(R) Gold Shares under the Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC
Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Trustee and the
Sponsor understand that under existing industry practice, if the Trustee requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding
streetTRACKS(R) Gold Shares, is entitled to take, in the case of a Trustee request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding
streetTRACKS(R) Gold Shares through it, with each successive Indirect
Participant continuing to notify each person holding streetTRACKS(R) Gold Shares through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial

                                       28

Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trustee through each Indirect Participant and DTC
Participant through which the Beneficial Owner's interest in the streetTRACKS(R)
Gold Shares is held.

         (f) As described above, the Trustee will recognize the Depository or its nominee as the owner of all streetTRACKS(R) Gold Shares for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trustee upon request and for a fee to be charged to the
Trust a listing of the streetTRACKS(R) Gold Share holdings of each DTC
Participant. The Trustee shall inquire of each such DTC Participant as to the number of Beneficial Owners holding streetTRACKS(R) Gold Shares, directly or indirectly, through such DTC Participant. The Trustee shall provide each such
DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such
Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

         (g) Distributions on streetTRACKS(R) Gold Shares pursuant to Section
3.05(d) shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all streetTRACKS(R) Gold Shares. The Trustee and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of streetTRACKS(R) Gold Shares, shall credit immediately DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in streetTRACKS(R) Gold Shares as shown on the records of the Depository or its nominee. The Trustee and the Sponsor also expect that payments by DTC Participants to Indirect Participants and Beneficial
Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name," and will be the responsibility of such DTC Participants and
Indirect Participants. Neither the Trustee nor the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in streetTRACKS(R) Gold Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the
Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial
Owner and any person by or through which such Beneficial Owner is considered to own streetTRACKS(R) Gold Shares.

         (h) Limitation of Liability. The Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by World Gold Trust
Services, LLC, as Sponsor, and by The Bank of New York, as Trustee of the Trust,
in the exercise of the powers and authority conferred and vested in them by this
Agreement. The representations, undertakings and agreements made on the part of the Trust in the Global Security are made and intended not as personal representations, undertakings and agreements by World Gold Trust Services, LLC or The Bank of New York, but are made and intended for the purpose of binding only the Trust.

                                       29

Nothing in the Global Security shall be construed as creating any liability on
World Gold Trust Services, LLC or The Bank of New York, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Agreement.

         (i) Successor Depository. If a successor to The Depository Trust
Company shall be employed as Depository hereunder, the Trustee and Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.10.

         SECTION 3.11.     TRUST TO BE ADMINISTERED AS GRANTOR TRUST.

         Nothing in this Agreement, any Custody Agreement with any Custodian, or otherwise, shall be construed to give the Trustee the power to vary the investment of the Beneficial Owners within the meaning of Treasury Regulation
Section 301.7701-4(c) or similar or successor provisions of United States
Treasury Regulations under the Internal Revenue Code, nor shall the Sponsor give the Trustee any direction that would vary the investment of the Beneficial
Owners. The Trustee shall not be liable to any person for the failure of the
Trust to qualify as a grantor trust under the Internal Revenue Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought, provided that this sentence shall not limit the Trustee's responsibility for the administration of the Trust in accordance with this
Agreement.

                                   ARTICLE IV

                               EVALUATION OF GOLD

         SECTION 4.01.     EVALUATION OF GOLD.

         As of the Evaluation Time on each Business Day, the Trustee shall determine the value of the Gold held or receivable by the Trust on the basis of the London P.M. Fix for the day on which the evaluation is made, or if no London
P.M. Fix is made on such day or has not been announced by the Evaluation Time, on the basis of the last London "fix" (A.M. or P.M.) determined prior to the
Evaluation Time, unless the Trustee in consultation with the Sponsor determines such price inappropriate as a basis for evaluation. In the event the Trustee and the Sponsor determine that the London P.M. Fix or last prior London "fix" is not an appropriate basis for evaluation, they shall identify an alternative basis for evaluation to be employed by the Trustee. Neither the Trustee nor the
Sponsor shall be liable to any person for the determination that the London P.M.
Fix or last prior London "fix" is not appropriate as a basis for evaluation of the Gold held or receivable by the Trust or for any determination as to the alternative basis for evaluation provided that such determination is made in good faith.

         SECTION 4.02.     RESPONSIBILITY OF THE TRUSTEE FOR EVALUATIONS.

         The Sponsor and the Beneficial Owners may rely on any evaluation furnished by the Trustee, and the Sponsor shall have no responsibility for the accuracy thereof. The determinations made by the Trustee hereunder shall be made in good faith upon the basis of, and the Trustee shall not be liable for any errors contained in, information reasonably available to it.

                                       30

The Trustee shall be under no liability to the Sponsor, the Depository,
Beneficial Owners or any other person, for errors in judgment, provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                                   ARTICLE V

              TRUST EVALUATION AND REDEMPTION OF REDEMPTION BASKETS

         SECTION 5.01.     TRUST EVALUATION.

         As of the Evaluation Time on each Business Day, the Trustee shall subtract all estimated accrued but unpaid fees (other than the fees computed by reference to the Adjusted Net Asset Value of the Trust, as defined below, or custody fees computed by reference to the value of Gold held by the Trust), expenses and other liabilities of the Trust from the total value of the Gold determined by the Trustee pursuant to Section 4.01 and all other assets of the
Trust (other than any amounts credited to the Reserve Account). The resulting figure is the "Adjusted Net Asset Value" of the Trust. The Trustee shall subtract from the Adjusted Net Asset Value the amount of accrued fees computed by reference to the Adjusted Net Asset Value of the Trust and custody fees computed by reference to the value of Gold held by the Trust and the resulting figure is the "Net Asset Value" of the Trust. The Trustee shall also divide the
Net Asset Value of the Trust by the number of streetTRACKS(R) Gold Shares outstanding as of the Evaluation Time on the date of the evaluation then being made (which shall take into account the settlement of Creation Baskets and
Redemption Baskets occurring on such date), which figure is the "Net Asset Value per streetTRACKS(R) Gold Share."

         Adjusted Net Asset Value, Net Asset Value and Net Asset Value per
streetTRACKS(R) Share shall be computed in accordance with generally accepted accounting principles in the United States. The Trustee's estimation of accrued but unpaid fees, expenses and liabilities shall be conclusive upon all persons interested in the Trust and no revision or correction in any computation made pursuant to this Agreement shall be required by reason of any difference in amounts estimated from those actually paid.

         SECTION 5.02.     REDEMPTION OF REDEMPTION BASKETS.

         (a) On any Business Day, a Participant with respect to which a
Participant Agreement is in full force and effect (as reflected on the list maintained by the Trustee pursuant to Section 2.03(a)(i)) may redeem one or more
Redemption Baskets standing to the credit of the Participant on the records of the Depository in kind by delivering a request for redemption to the Trustee
(such request, a "Redemption Order") in the manner specified in the procedures specified in the attachment to the Participant Agreement, as amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Agreement).

         (b) To be effective, a Redemption Order must be submitted on a Business
Day by the Order Cut-Off Time in form satisfactory to the Trustee (the Business
Day on which the

                                       31

Redemption Order is so submitted, "Redemption Order Date"). The Trustee shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Trustee shall have no liability to any person for rejecting a Redemption Order in such circumstances.

         (c) Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution ("Redemption Distribution") shall consist of the portion of the Net Asset Value of the Trust, determined pursuant to
Section 5.01 for the Redemption Order Date, attributable to the Redemption
Basket(s). In general, such distribution shall consist of (A) credit to a
Participant Unallocated Account of the redeeming Participant maintained with the
Custodian of the amount of Gold representing the fractional undivided interest in the Gold held by the Trust evidenced by the Redemption Baskets subject to the redeeming Participant's Redemption Order plus or minus (B) a cash amount (the
"Cash Redemption Amount"). The Cash Redemption Amount shall be equal to all assets of the Trust other than Gold less all accrued expenses and other liabilities, divided by the number of Baskets outstanding and multiplied by the number of Redemption Baskets subject to the redeeming Participant's Redemption
Order. If the Cash Redemption Amount is positive, then it shall be paid in cash.
If the Cash Redemption Amount is negative, then it shall reduce the credit to the Participant's Participant Unallocated Account, by an amount of Gold equal in value, at the price of Gold determined under Section 4.01 hereof for the
Redemption Order Date, to such negative Cash Redemption Amount. Fractions of a
Fine Ounce of Gold included in the Redemption Distribution smaller than 0.001 of a Fine Ounce shall be disregarded.

         The Trustee will distribute any positive Cash Redemption Amount through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

         (d) By 10:00 a.m. New York time (but not later than 3:30 London time)
on the third Business Day following the Redemption Order Date (such third
Business Day, the "Redemption Settlement Date"), if the Trustee's account at the
Depository has by 9:00 a.m. New York time on such day been credited with the
Redemption Baskets being tendered for redemption and the Trustee has by such time received the Transaction Fee, the Trustee shall deliver the Cash Redemption
Amount (if any) and shall direct the Custodian to deliver Gold included in the
Redemption Distribution by effecting the necessary transfers of the Gold to the redeeming Participant's Participant Unallocated Account. If by such time the
Trustee does not receive from a redeeming Participant all streetTRACKS(R) Gold
Shares comprising the Redemption Order, the Trustee will (i) settle the
Redemption Order to the extent of whole Redemption Baskets received from the
Participant and (ii) keep the redeeming Participant's Redemption Order open until 9:00 a.m. New York time on the first Business Day following the Redemption
Settlement Date as to the balance of the Redemption Order (such balance, the
"Suspended Redemption Order"), provided, however, that the redeeming Participant pays the Trustee such fee for the custody of the Gold included in the Suspended
Redemption Order for the period subsequent to the Redemption Settlement Date as the Trustee may, from time to time, determine. If the Redemption Basket(s)
comprising the Suspended Redemption Order are credited to Trustee's account at the Depository by 9:00 a.m. New York time on such following Business Day, the
Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such time

                                       32

the Trustee does not receive from the redeeming Participant all streetTRACKS(R)
Gold Shares comprising the Suspended Redemption Order, the Trustee will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled.
Notwithstanding the foregoing, when and under such conditions as the Sponsor and the Trustee may from time to time determine, the Trustee shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trustee's account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Sponsor and the Trustee may, in their sole discretion, from time to time agree.

         If Gold is to be delivered through a Custodian other than the Initial
Custodian or in a market other than the London market, the Sponsor and Trustee are authorized to establish such other procedures, including requirements as to the time of receipt by the Trustee of the tendered Redemption Baskets, for payment of the Redemption Distribution as they shall determine appropriate.

         (e) The Trustee may, in its discretion, and will when so directed by the Sponsor, suspend the right of redemption, or postpone the Redemption
Settlement Date, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Gold is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Beneficial Owners. Neither the Sponsor nor the
Trustee is liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

         (f) Redemption Baskets effectively redeemed pursuant to the provisions of this section or as may be otherwise provided pursuant to Section 5.03 shall be cancelled by the Trustee in accordance with the Depository's procedures.

         SECTION 5.03.     OTHER REDEMPTION PROCEDURES.

         The Sponsor and the Trustee from time to time may, but shall have no obligation to, establish procedures with respect to redemption of
streetTRACKS(R) Gold Shares in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 5.02. If Gold is to be delivered through a Custodian other than the Initial Custodian or in a market other than the London market, the Sponsor and Trustee are authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described herein, as the Sponsor and the Trustee shall agree and determine to be desirable.

                                   ARTICLE VI

                     TRANSFER OF STREETTRACKS(R) GOLD SHARES

         SECTION 6.01.     TRANSFER OF STREETTRACKS(R) GOLD SHARES.

                                       33

         Beneficial Owners that are not DTC Participants may transfer
streetTRACKS(R) Gold Shares by instructing the DTC Participant or Indirect
Participant holding the streetTRACKS(R) Gold Shares for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer streetTRACKS(R) Gold Shares by instructing the
Depository in accordance with the rules of the Depository and standard securities industry practice.

                                       34

                                  ARTICLE VII

                                     SPONSOR

         SECTION 7.01.     RESPONSIBILITY AND DUTIES.

         The Sponsor shall be liable in accordance herewith for the obligations imposed upon and undertaken by the Sponsor hereunder.

         SECTION 7.02.     CERTAIN MATTERS REGARDING SUCCESSOR SPONSOR.

         The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of the Sponsor. The
Sponsor may transfer all or substantially all of its assets to an entity which carries on the business of the Sponsor, if at the time of such transfer such successor duly assumes all the obligations of the Sponsor under this Agreement, and in such event, the Sponsor shall be relieved of all further liability under this Agreement.

         SECTION 7.03.     RESIGNATION OF SPONSOR; SUCCESSORS.

         If at any time the Sponsor desires to resign its position as Sponsor hereunder, it may resign by delivering to the Trustee an instrument of resignation executed by the Sponsor. Such resignation shall not become effective until the earlier of (i) the effective date of the appointment by the Trustee of a successor Sponsor to assume, with such compensation from the Trust as the
Trustee may deem reasonable under the circumstances, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; (ii) the date the
Trustee shall have agreed to act as Sponsor hereunder succeeding to all the rights and duties of the resigning Sponsor without appointing a successor
Sponsor and without terminating this Agreement; or (iii) the date by when the
Trustee shall have terminated and liquidated the Trust and distributed all remaining assets to the Depository for distribution to DTC Participants who are then owners of streetTRACKS(R) Gold Shares on the records of the Depository, which action the Trustee shall take if, within sixty (60) days following the date on which a notice of resignation shall have been delivered by the Sponsor, a successor Sponsor has not been appointed and the Trustee has not agreed to act as Sponsor hereunder. The Trustee shall have no obligation to appoint a successor Sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the Trust is terminated by reason of the
Sponsor's resignation. If the Sponsor shall fail to undertake or perform or become incapable of undertaking or performing its duties hereunder or shall become bankrupt or its affairs shall be taken over by public authorities, the
Trustee shall act in accordance with the provisions set forth in Section
8.01(s). Any successor Sponsor shall be satisfactory to the Trustee. Upon its resignation becoming effective, the resigning Sponsor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring before its resignation became effective, and the successor Sponsor shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Sponsor under this Agreement. The successor Sponsor shall not be under any liability hereunder for acts or omissions occurring prior to the effective date stated in the instrument appointing it successor Sponsor.
Notice of appointment of successor Sponsor shall be mailed promptly after acceptance of appointment by the Trustee to all DTC Participants who are then owners of

                                       35

streetTRACKS(R) Gold Shares on the records of the Depository for distribution to
Beneficial Owners as provided in Section 3.10.

         SECTION 7.04.     COMPENSATION OF THE SPONSOR.

         Subject to the provisions of Section 10.06 hereof, as compensation for performing services under this Agreement and services provided in connection with the maintenance of a web site for the Trust, including licensing costs, and with the marketing of streetTRACKS(R) Gold Shares, the Sponsor shall receive a fee, payable monthly in arrears, in an amount per annum equal to 0.15% of the daily Adjusted Net Asset Value of the Trust. The Sponsor shall also receive reimbursement for any and all disbursements and expenses incurred hereunder.
Within 30 Business Days following the end of each calendar year, the Sponsor shall certify to the Trustee the amount of its actual expenses during the preceding calendar year and shall reimburse the Trust any amounts received in excess of the expenses so certified. The Trustee shall have no liability or responsibility for amounts paid to the Sponsor pursuant to this Section.

         SECTION 7.05.     LIABILITY OF SPONSOR AND INDEMNIFICATION.

         (a) The Sponsor shall not be under any liability to the Trustee or any
Beneficial Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Gold or other assets held in trust hereunder; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance in the performance of its duties hereunder or reckless disregard of its obligations and duties hereunder. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee's counsel or by any other person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Beneficial Owner or to the Trustee other than as expressly provided for herein.

         (b) The Sponsor and its shareholders, members, directors, officers, employees, affiliates (as such term is defined in Regulation S-X) and subsidiaries (each a "Sponsor Indemnified Party") shall be indemnified from the
Trust and held harmless against any loss, liability or expense incurred hereunder without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this Agreement. Each Sponsor Indemnified Party shall also be indemnified from the Trust and held harmless against any loss, liability or expense arising under the Distribution Agreement, the Marketing Agent
Agreement or any Participant Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Sponsor by the
Trustee. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any such indemnified claim or liability.

                                       36

Any amounts payable to a Sponsor Indemnified Party under this Section 7.05 may be payable in advance or shall be secured by a lien on the Trust. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability;
provided, however, that the Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Beneficial
Owners and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

                                  ARTICLE VIII

                                     TRUSTEE

         SECTION 8.01.     GENERAL DEFINITION OF TRUSTEE'S RIGHTS, DUTIES AND
RESPONSIBILITIES.

         All duties, rights, privileges and liabilities of the Trustee set forth in this Agreement are subject to the following:

         (a) Duties Limited to Those Specified. The duties, responsibilities and obligations of the Trustee shall be limited to those expressly set forth in this
Agreement and no duties, responsibilities or obligations shall be inferred or implied against the Trustee. The Trustee shall not be subject to, nor required to comply with, any other agreement to which the Sponsor or a Participant is a party and to which the Trustee is not a party, even though this Agreement may refer to that agreement; nor shall it be required to comply with any direction or instruction from the Sponsor, a Participant or an entity acting on behalf of either other than directions or instructions contained in or delivered in accordance with this Agreement. The Trustee shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties under this Agreement, except as specifically provided herein.

         (b) Indemnity for Actions Taken to Protect the Trust. The Trustee shall not be under any obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it shall be furnished with reasonable security and indemnity against such expense or liability. Any pecuniary cost of the Trustee resulting from the Trustee's appearance in, prosecution of or defense of any such action shall be deductible from and constitute a lien against the assets of the Trust. Subject to the foregoing, the
Trustee shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect the

                                       37

Trust and the rights and interest of all Beneficial Owners pursuant to the terms of this Agreement.

         (c) Holding of Trust Property other than Gold. Assets of the Trust, exclusive of Gold or cash, shall be held by the Trustee either directly or through the Federal Reserve/ Treasury Book Entry System for United States and
federal agency securities (the "Book Entry System"), the Depository, or through any other clearing agency or similar system (a "Clearing Agency"), if available.
The Trustee shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rates changes, or similar matters relating to securities held at the
Depository or with any Clearing Agency unless the Trustee shall have received actual and timely written notice of the same, nor shall the Trustee have any responsibility or liability for the actions or omissions to act of the Book
Entry System, the Depository or any Clearing Agency. All moneys deposited with or received by the Trustee hereunder shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust in accordance with the provisions of Section 3.03 and 3.04, until disbursed in accordance with the provisions of this Agreement. Such monies held hereunder shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust in accordance with the provisions of
Sections 3.03 and 3.04.

         (d) Official Process Affecting the Property. If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the
Trust or its property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any assets of the Trust), the Trustee is authorized to comply therewith in any manner that it or legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

         (e) Limitation on Trustee's Liability. The Trustee shall not be liable for the disposition of Gold or moneys, or in respect of any evaluation which it makes under this Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Trustee be liable

     (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Sponsor, a Participant or any entity acting on behalf of the Sponsor or a
         Participant which the Trustee believes is given pursuant to or is authorized by this Agreement;

     (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated; or

                                       38

     (iii) for an amount in excess of the value of the assets of the Trust.

         Whenever in this Agreement it is stated that the Trustee is not or shall not be liable or shall have no liability (or words of like effect) for some matter or thing, such statement shall mean that the Trustee is not and shall not be liable to any person, including the Trust, the Depository, any
Beneficial Owner, the Sponsor, a Participant or prospective Participant or a
Custodian, with regard to that matter or thing, and in each such case, the
Trustee shall be indemnified by the Trust against any loss, liability or expense in connection with the matter or thing for which it was stated the Trustee would not be liable. Such indemnity shall include payment by the Trust of the costs and expenses set forth in the second sentence of Section 8.05, and shall be considered amounts payable under Section 8.05. Such indemnity shall survive the resignation or removal of the Trustee and the termination of the Trust (but not the final distribution of the Trust assets), and shall inure to the benefit of any entity which is successor to any Trustee Indemnified Party, as defined in
Section 8.05.

         (f) Protection for Amounts Due to Trustee. If any fees, expenses or costs incurred by, or any obligations owed to, the Trustee under this Agreement are not promptly paid when due, the Trustee may reimburse itself therefor from the assets of the Trust and may sell, liquidate, convey or otherwise dispose of any assets (including Gold) for such purpose. The Trustee may in its sole discretion withhold from any distribution an amount (in kind or in cash, as the case may be) that it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Trustee is entitled to hereunder.

         (g) Security Interest in Property for Obligations To Trustee. As
security for the due and punctual performance of any and all obligations owed to the Trustee under this Agreement, now or hereafter arising, the Sponsor, each
Participant, the Depository, and each Beneficial Owner hereby pledges, assigns and grants to the Trustee a continuing security interest in, and a lien on, the assets of the Trust and all distributions thereon or additions thereto. The security interest of the Trustee shall at all times be valid, perfected and enforceable by the Trustee against the Sponsor, the Depository, each DTC
Participant who is an owner of streetTRACKS(R) Gold Shares on the records of the
Depository, and each Beneficial Owner and all third parties in accordance with the terms of this Agreement.

         (h) Advice of Counsel. The Trustee may consult with legal counsel of its own choosing, at the expense of the Trust, as to any matter relating to this
Agreement, and the Trustee shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

         (i) Force Majeure. The Trustee shall not incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

                                       39

         (j) Reliance on Writings. The Trustee shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Trustee may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or to make any statement or execute any document in connection with the provisions of this
Agreement has been duly authorized to do so, provided, however that where a list of authorized officials of a person and their signatures are on file with the
Trustee, the Trustee shall compare such manual signatures to the signature on any such documents. Such requirement shall not apply to "personal identification numbers" or "PINS" or other forms of electronic security devices which function as a proxy for a manual signature.

         (k) Documents or Securities. The Trustee shall not be responsible in any respect for the form, execution, validity, value, collectibility or genuineness of documents, instruments or securities deposited with or delivered to or held by it under this Agreement, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, instrument or security. The
Trustee shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any asset
(including Gold), securities (including streetTRACKS(R) Gold Shares), or other property deposited, issued or held under this Agreement.

         (l) General Duty of Care of Trustee. The Trustee shall not be under any duty to give the property held by it hereunder any greater degree of care than it gives its own similar property.

         (m) Requests for Instructions. At any time the Trustee may request an instruction in writing in English from the Sponsor or a Participant with respect to any action which the Sponsor or a Participant is authorized to direct the
Trustee hereunder, and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations under this Agreement. The Trustee shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) Business Days after the Sponsor or
Participant receives the Trustee's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Trustee has not received the written instructions requested.

         (n) Reliance on Communications. When the Trustee acts on any information, instructions, communications (including communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Trustee, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party sending it or is not in the form the party sent or intended to send (whether due to fraud, distortion or otherwise), provided that this paragraph shall not limit the Trustee's obligation to obtain such confirmations as may be specified in this Agreement or any Participant Agreement. The Trustee shall be indemnified as provided in Section 8.05 against any loss, liability, claim or expense

                                       40

(including legal fees and expenses) it may incur in acting in accordance with any such communication.

         (o) Ambiguity. The Trustee may construe any provision of this Agreement that it believes to be ambiguous or inconsistent with any other provisions hereof, and any reasonable construction of any such provision hereof by the
Trustee in good faith shall be binding upon the parties hereto, each Participant and all Beneficial Owners. In the event of any ambiguity or inconsistency or any other uncertainty in any notice, instruction or other communication received by the Trustee under this Agreement, the Trustee shall notify the Sponsor and the giver thereof, and may, in its sole discretion, refrain from taking any action other than to retain possession of the property of the Trust, unless the Trustee receives such further written instructions, from the Sponsor or otherwise, that eliminate such ambiguity, inconsistency or uncertainty.

         (p) Reliance on Arbitral Decisions. The Trustee shall have no responsibility for the contents of any writing of the arbitrators or any third party that may be used as a means to resolve disputes among third parties with respect to their interest in the Trust, Trust assets or any streetTRACKS(R) Gold
Shares and may conclusively rely without any liability upon the contents thereof.

         (q) Taxes. In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the Gold or its custody, moneys or other assets from time to time held hereunder, or on the income therefrom or the sale or proceeds of sale thereof, or upon it as Trustee hereunder or upon or in respect of the Trust or the streetTRACKS(R) Gold Shares, which it may be required to pay under any present or future law of the United
States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the Trust and the payment of such amounts shall be secured by a lien on the Trust. Any payments by the Trustee shall be subject to withholding regulations then in force with respect to United States taxes. This paragraph shall survive notwithstanding any termination of this Agreement and the Trust or the resignation or removal of the Trustee.

         (r) Trustee's Liability for Custodial Services and Agents. Subject to
Section 3.02 hereof, the Trustee shall not be answerable for the default of the
Initial Custodian or any Custodian employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee may also employ custodians for Trust assets other than Gold, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. The fees and expenses charged by Custodians for custody of Gold and services related to the custody and safekeeping of Gold (including, for avoidance of doubt, any fees paid to the Initial Custodian under the Allocated Bullion Account Agreement and
Unallocated Bullion Account Agreement), agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to a Custodian pursuant to a
Custody Agreement, exclusive of fees for services to be performed by the
Trustee, shall constitute an

                                       41

expense of the Trust. Fees paid for custody of assets other than Gold shall be an expense of the Trustee.

         (s) If the Sponsor shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Trustee of such failure, or the Sponsor shall be adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Sponsor shall be deemed conclusively to have resigned with such resignation being effective immediately upon the occurrence of any of the specified events, and the Trustee may do any one or more of the following: (1) appoint a successor
Sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; or (2) agree to act as Sponsor hereunder without appointing a successor Sponsor and without terminating this Agreement; or (3)
terminate and liquidate the Trust and distribute its remaining assets pursuant to Section 9.01. The Trustee shall have no obligation to appoint a successor
Sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the Trust is or is not terminated pursuant to this paragraph.

         (t) If the Net Asset Value of the Trust as shown by any evaluation made pursuant to Section 5.01 shall be less than the Discretionary Termination Amount
(defined in Section 9.01(a)), the Trustee shall, only when so directed in writing by the Sponsor, terminate and liquidate the Trust and distribute its remaining assets, all in the manner provided in Section 9.01.

         (u) The Trustee in its individual or any other capacity may own or hold gold and streetTRACKS(R) Gold Shares, or be an underwriter or dealer in respect of streetTRACKS(R) Gold Shares, and may deal in any manner with the same with the same rights and powers as if it were not the Trustee hereunder.

         (v) The Trustee shall discharge all of its obligations and perform all of its duties under the Participant Agreement.

         (w) The Trustee shall not be under any liability for information provided by it to the Sponsor and subsequently distributed, on an intraday basis, to Beneficial Owners or potential Beneficial Owners of streetTRACKS(R)
Gold Shares except by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance, or reckless disregard of its duties and obligations hereunder. Subject to the foregoing, the Trustee shall undertake to provide to the Sponsor information necessary for the Sponsor to compute an estimate of the Net Asset Value, on an intraday basis, and provide such estimate to Beneficial Owners of streetTRACKS(R) Gold Shares.

         SECTION 8.02.     BOOKS, RECORDS AND REPORTS; AUDIT.

                                       42

         (a) The Trustee shall keep proper books of record and account of all the transactions under this Agreement at its office located in New York or such office as it may subsequently designate upon notice to the other parties hereto.
The books and records of the Trust maintained by the Trustee shall be open to inspection by any person establishing to the Trustee's reasonable satisfaction that such person is a Beneficial Owner upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. The Trustee shall keep proper record of the creation of Creation Baskets and redemption of
Redemption Baskets at its New York office. Such records shall be open to inspection upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. Such records shall be preserved for such time as the Sponsor may direct.

         (b) The Trustee shall provide the Sponsor such financial and other information regarding the operation of the Trust as may be required for the
Sponsor to prepare such reports and filings required under the federal securities laws as provided in Section 10.02. Unless otherwise required by applicable law or regulation, the Sponsor shall be responsible for any certification of any such reports or the contents thereof and shall receive from the Trustee such representations with respect to information within the
Trustee's control as shall be required for the Sponsor to make such certification.

         (c) The Trustee shall make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare tax returns and tax reports shall be an expense of the Trust.

         (d) The accounts of the Trust shall be audited, as required by law and as may be directed by the Sponsor, by independent certified public accountants designated from time to time by the Sponsor and the cost of such audit shall be an expense of the Trust. The report of such accountants shall be furnished by the Trustee to Beneficial Owners upon request.

         (e) When requested by the Sponsor, the Trustee will provide the Sponsor a list of the agreements entered into by the Trustee on behalf of the Trust and such other information as the Sponsor may reasonably request in order for the
Sponsor to make the representations and certifications, and for Sponsor's counsel to provide the opinions, required by the Marketing Agent Agreement, the
Distribution Agreement and the Participant Agreement.

         (f) The Trustee shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with this Agreement and the Trustee's duties hereunder; (ii)
transactions with respect to the Trust are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii)
assets are held for the Trust by the Custodian in accordance with the Trust
Indenture.

                                       43

         SECTION 8.03.     AGREEMENT ON FILE.

         The Trustee shall keep a certified copy or duplicate original of this
Agreement on file in its office and available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any
Beneficial Owner.

         SECTION 8.04.     COMPENSATION OF TRUSTEE.

         (a) The Trustee shall receive at the times provided in Section 3.05 as compensation for performing its services under this Agreement an amount per annum computed on the daily Adjusted Net Asset Value of the Trust under the following schedule, payable monthly in arrears:

         0.02%             on the first              $10 billion of value

         0.00%             on any excess

provided, however, that the Trustee shall receive not less that $500,000 per annum. The Trustee's annual compensation (including the minimum fee) shall be pro rated on a daily basis for any year in which the Trustee acts less than the entire year.

         The Trustee's fee is subject to modification as determined by the
Trustee and Sponsor in good faith to reflect significant changes in the administration of the Trust or the Trustee's duties from those contemplated herein.

         (b) The Trustee shall also charge the Trust for any and all expenses and disbursements incurred hereunder, exclusive of fees of agents for services to be performed by the Trustee, and for any extraordinary services performed by the Trustee hereunder relating to the Trust.

         (c) If the Trustee resigns or is removed, it shall be entitled to compensation at a per diem rate through the effective date of its resignation or removal, and its right to receive those fees and to reimbursement for expenses and disbursements incurred hereunder prior to its resignation or removal shall survive such resignation or removal.

         SECTION 8.05.     INDEMNIFICATION OF TRUSTEE.

         The Trustee and its directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X) and subsidiaries
(each a "Trustee Indemnified Party") shall be indemnified from the assets of the
Trust and held harmless against any loss, liability or expense (a) arising out of or in connection with the acceptance or administration of this Trust and any actions taken in accordance with the provisions of this Agreement or the administration of any Section of this Agreement or that arises out of or is related to any offer or sale of streetTRACKS(R) Gold Shares incurred without (1)
gross negligence, bad faith, willful misconduct and willful malfeasance on the part of such Trustee Indemnified Party and without (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this
Agreement, or (b) that arises out of or is related to any filings with or submissions to

                                       44

the SEC in connection with or with respect to the streetTRACKS(R) Gold Shares
(which by way of illustration and not by way of limitation, include any registration statement and any amendments to supplements thereto filed with the
SEC or any periodic reports or updates that may be filed under the Securities
Exchange Act of 1934, as amended) or any failure to make any filings with or submissions to the SEC that are required to be made in connection with or with respect to the streetTRACKS(R) Gold Shares, except for any loss, liability or expense that arises out of any report that the Trustee files on behalf of the
Trust under the Securities Exchange Act of 1934, as amended, or out of any information provided in writing by the Trustee to the Sponsor for use in any registration statement or annual or other periodic report filed on behalf of the
Trust that is not materially altered by the Sponsor or omissions from that information, if provided. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in investigating or defending itself against any claim or liability relating to this Agreement or the Trust, including any loss, liability or expense incurred in acting pursuant to written directions or instructions given by the Sponsor or counsel to the Trust to the Trustee from time to time in accordance with the provisions of this Agreement or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Trust and the rights and interest of all Beneficial Owners pursuant to the terms of this
Agreement. Any amounts payable to a Trustee Indemnified Party under this Section
8.05 may be payable in advance or shall be secured by a lien on the Trust.

         SECTION 8.06.     RESIGNATION, DISCHARGE OR REMOVAL OF TRUSTEE;
SUCCESSORS.

         (a) The Trustee may resign and be discharged of its duties hereunder by executing an instrument in writing resigning as such Trustee, filing the same with the Sponsor, if any, and mailing a copy of a notice of resignation to all
DTC Participants for distribution to Beneficial Owners as provided in Section
3.10 not less than sixty (60) days before the date specified in such instrument when, subject to Section 8.06(c), such resignation is to take effect. The
Trustee shall be advised by the Depository as to the holdings of all DTC
Participants pursuant to the Depository Agreement. If the Sponsor shall determine that (1) the Trustee is guilty of willful misconduct or malfeasance or willful disregard of its duties hereunder, (2) the Trustee has acted in bad faith in performing its duties hereunder, (3) there has occurred a material deterioration in the creditworthiness of the Trustee or (4) there has occurred one or more negligent acts or omissions on the part of the Trustee having a materially adverse effect, either singly or in the aggregate, on the Trust or the interests of the Beneficial Owners, and the Trustee has not, within fifteen
(15) days of receipt of the Sponsor's notice thereof that specifies in reasonable detail the conduct, omissions or circumstances upon which the
Sponsor's determination is based, either (i) cured such adverse effect and established, to the Sponsor's satisfaction, that such act or omission (or acts or omissions) will not recur, or (ii) responded to that notice explaining the steps it will take to cure such adverse effect and shall have cured such adverse effect within 30 days from the date of the Sponsor's notice and shall have established, to the Sponsor's satisfaction, that such act or omission (or acts or omissions) will not recur, the Sponsor may remove the Trustee and appoint a successor as herein provided. In case at any time the Trustee shall not meet the requirements set forth in Section 8.07 hereof, shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Sponsor of such failure, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee

                                       45

or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of such Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case, the Sponsor shall, subject to the requirements of Section 8.06(b)
and (c), remove such Trustee and appoint a successor Trustee by written instrument or instruments delivered to the Trustee so removed and to the successor Trustee. Upon receiving notice of resignation or upon the removal of the Trustee, the Sponsor shall use its best efforts promptly to appoint a successor Trustee in the manner and meeting the qualifications hereinafter provided, by written instrument or instruments delivered to such resigning
Trustee and the successor Trustee. Notice of such appointment of a successor
Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to DTC Participants for distribution to Beneficial Owners as provided in Section 3.10. DTC Participants acting on the direction of Beneficial
Owners of at least sixty-six and two thirds percent (66 2/3%) of the
streetTRACKS(R) Gold Shares then outstanding may at any time remove the Trustee by written instrument or instruments delivered to the Trustee and Sponsor. The
Sponsor shall thereupon use its best efforts to appoint a successor Trustee in the manner provided herein. Upon effective resignation or removal hereunder, the resigning or removed Trustee shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation or removal, and the new Trustee shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Trustee under this Agreement. The successor Trustee shall not be under any liability hereunder for acts or omissions occurring prior to execution of an instrument accepting its appointment as Trustee.

         (b) In case at any time the Trustee shall be removed or shall resign and no successor Trustee shall have been appointed within sixty (60) days after the date notice of removal has been received by the Trustee or the Trustee has issued its notice of resignation, the Trustee shall terminate and liquidate the
Trust and distribute its remaining assets pursuant to Section 9.01.

         (c) Any successor Trustee appointed hereunder shall execute and acknowledge to the Sponsor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Trustee herein and shall be bound by all the terms and conditions of this
Agreement. Upon the request of such successor Trustee the retiring Trustee and the Sponsor shall, upon payment of all amounts due the retiring Trustee, execute and deliver an instrument acknowledged by them transferring to such successor
Trustee all the rights and powers of the retiring Trustee; and the retiring
Trustee shall transfer, deliver and pay over to the successor Trustee all monies or other assets of the Trust at the time held by it, if any, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and the transfer of Gold held by each
Custodian, in such form as the Sponsor and the successor Trustee may reasonably request, and such of the records or copies thereof maintained by the retiring
Trustee in the administration hereof as may be requested by the successor
Trustee, and the retiring Trustee shall thereupon be discharged from all duties and responsibilities under this Agreement. Any resignation or removal of a
Trustee and appointment of a successor Trustee pursuant to this Section 8.06 shall become effective upon such acceptance of appointment by the successor
Trustee. The indemnification of the Trustee and any other Trustee Indemnified
Party provided for under Section 8.05 or any other Section of this

                                       46

Agreement hereof and the lien securing payment of such indemnification shall survive any resignation or removal of the Trustee hereunder and the termination of the Trust (but not the distribution of Trust assets) and inure to the benefit of any successor to the Trustee or a Trustee Indemnified Person.

         (d) Any bank, trust company, corporation or national banking association into which a Trustee hereunder may be merged or converted or with which it may be consolidated, or any bank, trust company, corporation or national banking association resulting from any merger, conversion or consolidation to which such Trustee hereunder shall be a party, or any bank, trust company, corporation or national banking association succeeding to all or substantially all of the business of the Trustee, shall be the successor Trustee under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything herein, or in any agreement relating to such merger, consolidation or succession, by which any such Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary.

         SECTION 8.07.     QUALIFICATIONS OF TRUSTEE.

         The Trustee and any successor Trustee shall be a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers, a participant in The Depository Trust
Company or such other Depository as shall then be acting, and, unless counsel to the Sponsor, acceptable to the Trustee, shall determine that such requirement is not necessary for the exception under Section 408(m)(3)(B) of the Internal
Revenue Code to apply, a banking institution as defined in Section 408(n) of the
Internal Revenue Code. The Trustee and any successor Trustee shall have, at all times, an aggregate capital, surplus, and undivided profits of not less than
$500,000,000.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01.     PROCEDURE UPON TERMINATION.

         (a) Discretionary Termination. The Sponsor will have the discretionary right to direct the Trustee to terminate the Trust (i) if, at any time after the first anniversary of the Initial Date of Deposit, the Net Asset Value of the
Trust is less than $350,000,000, as such dollar amount shall be adjusted for inflation in accordance with the CPI-U, such adjustment to take effect at the end of the third year following the Initial Date of Deposit and at the end of each year thereafter and to be made so as to reflect the percentage increase in consumer prices as set forth in the CPI-U for the twelve (12) month period ending in the last month of the preceding Fiscal Year (the "Discretionary
Termination Amount") or (ii) if the Commodities Futures Trading Commission
determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended. Any termination pursuant to the preceding sentence shall be at the complete discretion of the Sponsor subject to the terms hereof, and the
Sponsor shall not be

                                       47

liable in any way for depreciation or loss occurring as a result of any such termination. The Trustee shall have no power to terminate the Agreement or the
Trust because the value of the Trust is below the Discretionary Termination
Amount and shall have no liability for the Sponsor's exercise or non-exercise of its discretionary power to terminate the Trust. The Trust may also be terminated by the Trustee (i) upon the agreement of the DTC Participants acting on the direction of Beneficial Owners of at least 66-2/3% of the outstanding
streetTRACKS(R) Gold Shares and (ii) under the circumstances specified in
Section 8.01(s).

         (b) Mandatory Termination Events. The Trust shall be terminated (i) if, within 30 Business Days after the date of this Agreement, the registration statement for the sale of the streetTRACKS(R) Gold Shares has not been declared effective; (ii) in the event that streetTRACKS(R) Gold Shares are de-listed from the Exchange and are not listed for trading on another United States national securities exchange or through the NASDAQ Stock Market within five Business Days from the date the shares are de-listed from the Exchange(1); (iii) if the
Depository is unable or unwilling to continue to perform its functions as set forth herein and the Sponsor determines in its sole discretion that a comparable replacement is unavailable; (iv) upon the disposition of all assets (including
Gold) held by the Trust; (v) in the event any sole Custodian then acting resigns and no Successor Custodian has been employed pursuant to Section 3.02 within 60 days of such resignation; (vi) if at any time after the expiration of 90 days of trading on the Exchange the Net Asset Value of the Trust remains less than $50 million for a period of 50 consecutive Business Days; (vii) the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust; (viii) upon the circumstances specified in
Section 8.06(b); or, (ix) if the law governing the Trust limits the maximum period during which the Trust may continue, upon the expiration of 21 years after the death of the last survivor of all of the descendants of Elizabeth II,
Queen of England, living on the date of this indenture. Notwithstanding the foregoing, the Trustee shall have no obligation to appoint a successor Custodian in the absence of direction by the Sponsor and shall have no liability to any person in the event the Trust is terminated by reason of the resignation of any
Custodian.

         (c) Written notice of termination, specifying the date of termination, upon which the Depository shall no longer permit transfers, and the anticipated period during which the assets of the Trust will be liquidated, shall be given by the Trustee to DTC Participants for dissemination to Beneficial Owners as described in Section 3.10 at least twenty (20) days prior to termination of the
Trust. Such notice shall further state that, as of the date thereof and thereafter, neither requests to create additional Creation Baskets nor additional Creation Basket Deposits will be accepted. Within a reasonable period of time after such termination the Trustee shall, subject to any applicable provisions of law, sell all of the Gold not already distributed to Participants redeeming Redemption Baskets, as provided herein, if any, in such a manner so as to

----------
1 It is intended that streetTRACKS(R) Gold Shares will be listed for trading on the Exchange. Transactions involving streetTRACKS(R) Gold Shares in the public trading market will be subject to customary brokerage charges and commissions.
There can be no assurance, however, that streetTRACKS(R) Gold Shares will always be listed on the Exchange. Following the initial twelve-month period following formation of the Trust and commencement of trading on the Exchange, the Exchange will consider the suspension of trading in or removal from listing of
streetTRACKS(R) Gold Shares when, in its opinion, further dealings appear unwarranted if: (a) the Trust has more than sixty (60) days remaining until termination and there are fewer than 50 record Beneficial Owners for thirty (30)
or more consecutive trading days; or (b) such other event shall occur or condition shall exist which, in the opinion of the Exchange, makes further dealings on the Exchange inadvisable.

                                       48

effectuate orderly sales and a minimal market impact. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section
9.01. The Trustee may suspend its sales of the Gold upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of gold. Upon receipt of proceeds from the sale of the last Gold held hereunder, the Trustee shall:

         (i)  pay to itself individually from the Trust an amount equal to the sum of (1) its accrued compensation for its ordinary services, (2)
              any compensation due it for extraordinary services, (3) any advances made but not yet repaid and (4) reimbursement of any other disbursements as provided herein;

         (ii) deduct any and all other fees and expenses from the Trust in accordance with the provisions of Section 3.05 hereof;

         (iii) deduct from the Trust any amounts which it, in its sole discretion, shall deem requisite to be added to the Reserve
              Account for any applicable taxes or other governmental charges that may be payable out of the Trust and any other contingent or future liabilities;

         (iv) distribute to the Depository for distribution each Beneficial
              Owner's interest in the remaining assets of the Trust; and

         (v)  disseminate to each Beneficial Owner as provided in Section 3.10 a final statement as of the date of the computation of the amount distributable to the Beneficial Owners, setting forth the data and information in substantially the form and manner provided for in
              Section 3.06 hereof.

         SECTION 9.02.     MONEYS TO BE HELD WITHOUT INTEREST TO BENEFICIAL
OWNERS.

         Unless the Sponsor shall direct that funds shall be invested pending distribution (with any such direction to comply with Section 3.11 hereof), the
Trustee shall be under no liability with respect to moneys held upon termination, except to hold the same as a deposit for the benefit of the
Beneficial Owners without interest thereon or investment thereof.

                                       49

         SECTION 9.03.     DISSOLUTION OF SPONSOR NOT TO TERMINATE TRUST.

         The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate this Agreement insofar as the duties and obligations of the Trustee are concerned unless the
Trust is terminated pursuant to Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01.    AMENDMENT AND WAIVER.

         (a) This Agreement may be amended from time to time by the Trustee and the Sponsor without the consent of any Beneficial Owners (1) to cure any ambiguity or to correct or supplement any provision hereof which may be defective or inconsistent or to make such other provisions in regard to matters or questions arising hereunder as will not materially adversely affect the interests of Beneficial Owners as determined in good faith by the Sponsor; and
(2) to change any provision hereof as may be required by the SEC. This Agreement may also be amended from time to time by the Sponsor and the Trustee with the consent of the DTC Participants acting on the direction of Beneficial Owners of at least 51% of the outstanding streetTRACKS(R) Gold Shares to add provisions to or change or eliminate any of the provisions of this Agreement or to modify the rights of Beneficial Owners; provided, however, that this Agreement may not be amended without the consent of DTC Participants acting on the direction of
Beneficial Owners of all outstanding streetTRACKS(R) Gold Shares if such amendment would (x) permit, except in accordance with the terms and conditions of this Agreement, the acquisition of any asset other than Gold and cash acquired in accordance with the terms and conditions of this Agreement; (y)
reduce the interest of any Beneficial Owner in the Trust; or (z) reduce the percentage of outstanding streetTRACKS(R) Gold Shares required to consent to any such amendment. The Trustee and Sponsor may from time to time alter the administrative provisions of the Participant Agreement in accordance with its terms and any such change shall not constitute an amendment of this Agreement.

         (b) Promptly after the execution of any such amendment, the Trustee shall receive from the Depository a list of all DTC Participants holding
streetTRACKS(R) Gold Shares. The Trustee shall inquire of each such DTC
Participant as to the number of Beneficial Owners for whom such DTC Participant holds streetTRACKS(R) Gold Shares and provide each such DTC Participant with sufficient copies of a written notice of the substance of such amendment for transmittal by each such DTC Participant to such Beneficial Owners.

         (c) It shall not be necessary for the consent of Beneficial Owners under this Section 10.01 or under Section 9.01 to approve the particular form of any proposed amendment or proposed termination procedure, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Beneficial Owners shall be subject to such reasonable regulations as the Trustee may prescribe.

                                       50

         SECTION 10.02.        REGISTRATION (INITIAL AND CONTINUING) OF
streetTRACKS(R) GOLD SHARES; CERTAIN SECURITIES LAW FILINGS.

         The Sponsor agrees and undertakes on its own part or to appoint an agent (i) to prepare and file a registration statement with the SEC under the
Securities Act of 1933, as amended, and take such action as is necessary from time to time to qualify the streetTRACKS(R) Gold Shares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly to notify the Trustee of any such amendment or supplement to the registration statement or Prospectus and of any order preventing or suspending the use of the Prospectus; (iii) to provide the Trustee from time to time with copies, including copies in electronic form, of the
Prospectus, in such quantities as the Trustee may reasonably request, (iv) to prepare and file any periodic reports or updates that may be required under the
Securities Exchange Act of 1934, as amended, and (v) to take such action as is necessary from time to time to register or qualify the streetTRACKS(R) Gold
Shares for offering and sale under the securities or blue sky laws of those
States of the United States or other jurisdictions as the Sponsor may select or as may be necessary to continue that registration or qualification in effect for so long as the Sponsor determines that the Trust shall continue to offer or sell
streetTRACKS(R) Gold Shares in that jurisdiction. Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses shall be borne by the Trust in the manner provided for by
Section 3.05.

         SECTION 10.03.      LICENSE AGREEMENT WITH THE LICENSOR.

         (a) The Sponsor shall, prior to the Initial Date of Deposit, obtain from The Bank of New York, the Sponsor and The World Gold Council licenses under such patents and patent applications and other intellectual property rights as may be necessary for the establishment and operation of the Trust and the sale of the streetTRACKS(R) Gold Shares.

         (b) The Trust shall reimburse the Sponsor for the cost of such licenses in accordance with Section 3.05.

         SECTION 10.04.    RIGHT OF SPONSOR TO DIRECT TRUSTEE TO DECLARE A SPLIT
OF streetTRACKS(R) GOLD SHARES.

         The Sponsor reserves the right to direct the Trustee to declare a split or reverse split in the number of streetTRACKS(R) Gold Shares outstanding and a corresponding change in the number of streetTRACKS(R) Gold Shares constituting a
Creation Basket whenever the Sponsor believes that the per streetTRACKS(R) Gold
Share price in the secondary market falls outside a desirable trading price.

         SECTION 10.05.      INDEMNIFICATION OF UNDERWRITER, INITIAL MARKETING
AGENT AND AUTHORIZED PARTICIPANTS.

         The Trustee is hereby directed to enter into, on behalf of the Trust, the following agreements:

                                       51

                  (i) a Reimbursement Agreement with the Underwriter, in the form attached as Exhibit F-1, pursuant to which the Trustee, on behalf of the Trust, agrees to reimburse the each Indemnified Person specified in such Reimbursement Agreement, solely from and to the extent of the assets of the Trust, for any and all amounts payable by the Sponsor pursuant to Section 9(a)(i), (ii), (iii) and (iv) of the Distribution
         Agreement (including any amount in contribution thereof that may be owed to any of the Indemnified Persons pursuant to Section 9(c)
         thereof), to the extent the Sponsor has not directly paid such amounts within 30 days after such amounts have become due and the Underwriter has made demand to the Sponsor for payment of them under Section 9 of the Distribution Agreement and to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the
         Underwriter in enforcing its rights under such Reimbursement
         Agreement;

                  (ii) a Reimbursement Agreement with the Initial Marketing
         Agent, in the form attached as Exhibit F-2, pursuant to which the
         Trustee agrees to reimburse each Indemnified Person specified in the
         Marketing Agent Agreement, solely from and to the extent of the assets of the Trust, for any and all amounts payable by the Sponsor pursuant to Section 7 of the Marketing Agent Agreement (including any amount in contribution thereof that may be owed to any of the Indemnified Persons pursuant to Section 7.4 thereof), to the extent the Sponsor has not directly paid such amounts within 30 days after such amounts have become due and the Initial Marketing Agent has made demand to the
         Sponsor for payment of them, and to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the
         Initial Marketing Agent in enforcing its rights under such
         Reimbursement Agreement; and

                  (iii) the Participant Agreements, pursuant to Section 10(g) of which the Trustee agrees, solely from and to the extent of the assets of the Trust, to reimburse the Authorized Participant and such other persons as are specified in Section 10(b) of the Participant Agreement to the extent the Sponsor does not pay amounts required to be paid by the Sponsor under Section 10 of the Participant Agreement when due
         (including any amount in contribution thereof that may be owed to any
         Sponsor Indemnified Party pursuant to Section 10 thereof) and to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Authorized Participant and such persons as are specified in Section 10(b) in enforcing its rights under such
         Section.

The Sponsor hereby agrees that, to the extent the Trustee pays any amount in respect of the reimbursement obligations under the foregoing agreements, the
Trustee, for the benefit of the Trust, shall be subrogated to and shall succeed to the rights of the party so reimbursed against the Sponsor.

         SECTION 10.06.    REDUCTION IN FEES OF SPONSOR AND INITIAL MARKETING
AGENT.

         During the period from the inception of the Trust until the seventh anniversary of the date of this Agreement or the earlier termination of the
Marketing Agent Agreement, the fees of the Sponsor shall be reduced, and the disbursements from the Trust for the payment of the fees of the Initial
Marketing Agent shall be limited, as follows:

                                       52

         If at the end of any month the estimated ordinary expenses of the Trust
(including the Initial Marketing Agent's fees and the Sponsor's fees for such month) exceed an amount equal to forty basis points (0.40%) per annum of the daily Adjusted Net Asset Value of the Trust for such month, the fees payable to the Sponsor and the Initial Marketing Agent for such month shall be reduced by the amount of such excess in equal shares up to the amount of such fees. The
Sponsor agrees promptly to refund, and shall cause the Initial Marketing Agent promptly to refund, any amount paid to the Sponsor or Initial Marketing Agent which exceeds the reduced fee payable to the Sponsor or Initial Marketing Agent, respectively, pursuant to this Section.

         The provisions of this Section shall expire on the seventh anniversary of the date of this Agreement or the earlier termination of the Marketing Agent
Agreement.

         SECTION 10.07.    CERTAIN MATTERS RELATING TO BENEFICIAL OWNERS.

         (a) By the purchase and acceptance or other lawful delivery and acceptance of streetTRACKS(R) Gold Shares, each Beneficial Owner thereof shall be deemed to be a beneficiary of the Trust created by this Agreement and vested with beneficial undivided interest in the Trust to the extent of the
streetTRACKS(R) Gold Shares owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Agreement. Upon issuance as provided herein,
streetTRACKS(R) Gold Shares shall be fully paid and non-assessable.

         (b) Subject to and in accordance with Section 5.02 and 5.03,
streetTRACKS(R) Gold Shares may at any time prior to the date specified by the
Trustee in connection with the termination of the Trust be tendered to the
Trustee for redemption.

         (c) The death or incapacity of any Beneficial Owner shall not operate to terminate the Agreement or the Trust, nor entitle such Beneficial Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Beneficial Owner expressly waives any right such Beneficial
Owner may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in the Agreement, in respect of the Gold or moneys from time to time received, held and applied by the Trustee hereunder.

         (d) No Beneficial Owner shall have any right to vote except as provided in Sections 8.06, 9.01 and 10.01 or in any manner otherwise to control the operation and management of the Trust, or the obligations of the parties hereto.
Nothing set forth in this Agreement shall be construed so as to constitute the
Beneficial Owners from time to time as partners or members of an association;
nor shall any Beneficial Owner ever be liable to any third person by reason of any action taken by the parties to this Agreement, or for any other cause whatsoever.

         (e) The rights of Beneficial Owners must be exercised by DTC
Participants acting on their behalf in accordance with the rules and procedures of the Depository as provided in Section 3.10.

                                       53

         SECTION 10.08.    PROSPECTUS DELIVERY.

         The Trustee shall, if required by the federal securities laws of the
United States, in any manner permitted by such laws, deliver at the time of issuance of streetTRACKS(R) Gold Shares, a copy of the relevant Prospectus, as most recently furnished to the Trustee by the Sponsor, to each person submitting a Purchase Order.

         SECTION 10.09.    NEW YORK LAW TO GOVERN.

         This Agreement is executed and delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto, the Depository as registered owner of the Global Security, and the Beneficial Owners and the interpretation of the provisions hereof without reference to the principles or rules of conflict of laws to the extent the laws of a different jurisdiction would be required thereby. This Agreement shall be deemed effective when it is executed by the Sponsor and the Trustee.

         SECTION 10.10.    CONSENT TO JURISDICTION.

         Each party hereto, and the Depository, each DTC Participant and each
Beneficial Owner by the acceptance of an streetTRACKS(R) Gold Share, irrevocably consents to the jurisdiction of the courts of the State of New York and of any
Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this
Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

         SECTION 10.11.    MERGER.

         This agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof.

         SECTION 10.12.    NOTICES.

         All notices and other communications under this agreement shall be in writing in English, signed by the party giving it, and shall be deemed given, if to the Trustee or the Sponsor, when delivered personally, on the next Business
Day after delivery to a recognized overnight courier or mailed first class
(postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the
Trustee, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Sponsor, to:       World Gold Trust Services, LLC
                             444 Madison Avenue, 3rd Floor
                             New York, New York 10022
                             Attention: Mr. J. Stuart Thomas
                             Facsimile: (212) 688-0410

                                       54

with a copy to:              Carter Ledyard & Milburn LLP
                             2 Wall Street
                             New York, New York 10005
                             Attention: Steven J. Glusband, Esq.
                             Facsimile: (212) 732-3232

If to the Trustee, to:       The Bank of New York
                             2 Hanson Place
                             Brooklyn, New York 11217
                             Attention: ADR Administration
                             Facsimile: (718) 315-4881

with a copy to:              Emmet, Marvin & Martin, LLP
                             120 Broadway
                             New York, New York 10271
                             Attention: Peter B. Tisne, Esq.
                             Facsimile: (212) 238-3100

Any notice to be given to a Beneficial Owner shall be duly given if mailed or delivered to DTC Participants designated by the Depository for delivery to
Beneficial Owners.

         SECTION 10.13.    SEVERABILITY.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or the rights of the Beneficial Owners.

         SECTION 10.14.    HEADINGS.

         The headings used in this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this
Agreement.

         SECTION 10.15.    COUNTERPARTS.

         This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                       55

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by an Authorized Officer as of ________, 2004.

                                    World Gold Trust Services, LLC

                                    By
                                       -----------------------------------------
                                    Title:

                                                         Sponsor

                                    The Bank of New York

                                    By
                                       -----------------------------------------
                                    Title:

                                                         Trustee

                                       56

STATE OF NEW YORK  )
                      : ss.:
COUNTY OF NEW YORK )

         On the ___ day of ______________ in the year 2004 before me the undersigned, a Notary Public in and for said State, personally appeared
______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are)
subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                               -------------------------
                                                      Notary Public

(Notarial Seal)

                                       57

STATE OF NEW YORK  )
                      ss.:
COUNTY OF NEW YORK )

         On the ___ day of ______________ in the year 2004 before me the undersigned, a Notary Public in and for said State, personally appeared
______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are)
subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                               -------------------------
                                                      Notary Public

(Notarial Seal)

                                       58

                                   SCHEDULE A

                                 Initial Deposit

       Depositor             Creation Basket Deposit         Shares Issued
 Bear Hunter Structured    30,000 Fine Ounces of Gold           300,000
    Products, LLC

                                      A-1

                                   EXHIBIT A

                  FORM OF ALLOCATED BULLION ACCOUNT AGREEMENT

  [ATTACHED TO AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT AS EXHIBIT 10.1]

                                   EXHIBIT B

                  FORM OF UNALLOCATED BULLION ACCOUNT AGREEMENT

  [ATTACHED TO AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT AS EXHIBIT 10.2]

                                   EXHIBIT C

                          FORM OF PARTICIPANT AGREEMENT

  [ATTACHED TO AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT AS EXHIBIT 4.2]

                                                                       EXHIBIT D

                          [FORM OF GLOBAL CERTIFICATE]

                       CERTIFICATE OF BENEFICIAL INTEREST
                                  -Evidencing-
                             All Undivided Interests
                                      -in-

                           streetTRACKS(R) GOLD TRUST

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
         THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE
         TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR
         PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &
         CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH
         OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC),
         ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
         TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE
         & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this
Certificate evidencing the ownership of all issued and outstanding
streetTRACKS(R) Gold Shares ("Shares"), each of which represents a fractional undivided interest in the streetTRACKS(R) Gold Trust ("Trust"), created under the laws of the State of New York by the Trust Indenture of streetTRACKS(R) Gold
Trust dated as of November___, 2004 between World Gold Trust Services, LLC, as
Sponsor, and The Bank of New York, as Trustee, (hereinafter called the
"Agreement "), copies of which are available at the offices of the Trustee.

         At any given time this Certificate shall represent all undivided interests in the Trust, which shall be the total number of Shares that are outstanding at such time. The Agreement provides for the deposit of additional
Gold with the Trustee from time to time and the issuance by the Trustee of additional Creation Baskets representing the Gold so deposited. At the request of the registered holder this Certificate may be exchanged for one or more
Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the
Certificates issued to the registered holder hereof shall represent all Shares outstanding at any given time.

         The Sponsor and Bear Hunter Structured Products, LLC as the initial depositor of the Trust hereby grant and convey all of their rights, title and interest in and to the Trust to the extent

                                      D-1

of the undivided interest represented hereby to the registered holder of this
Certificate subject to and in pursuance of the Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

         The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its New
York office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the
Agreement, such holder's ratable portion of the assets of the Trust for each
Redemption Basket tendered and evidenced by this Certificate.

         The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the New York office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

         The Trustee may deem and treat the person in whose name this
Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

         The Agreement permits, with certain exceptions as therein provided, the amendment thereof, by the Sponsor and the Trustee with the consent of the
Beneficial Owners of 51% of the outstanding Equity Gold Shares to add provisions to or change or eliminate any of the provisions of the Agreement or to modify the rights of Beneficial Owners; provided, however, that the Agreement may not be amended without the consent of the Beneficial Owners of all outstanding
Equity Gold Shares if such amendment would (x) permit, except in accordance with the terms and conditions of the Agreement, the acquisition of any assets other than Gold and cash acquired in accordance with the terms and conditions of the
Agreement; (y) reduce the interest of any Beneficial Owner in the Trust; or (z)
reduce the percentage of Beneficial Owners required to consent to any such amendment. Any such consent or waiver by the holder of Shares shall be conclusive and binding upon such holder of Shares and upon all future holders of
Shares, and shall be binding upon any Shares, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Shares evidenced hereby are at such time in uncertificated form. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Shares.

         The Agreement, and this Certificate, is executed and delivered by The
Bank of New York, not individually or personally but solely as the Trustee of the Trust, and World Gold Trust Services, LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in them by the Agreement. The representations, undertakings and agreements made on the part of the Trust in the Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by The Bank of New York or World
Gold Trust Services, LLC but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on The Bank of New York or World Gold Trust Services,
LLC, individually or personally, to fulfill any

                                      D-2

representation, undertaking or agreement other than as provided in the Agreement or this Certificate.

         This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Agreement.

         Terms not defined herein will have the same meaning as in the
Agreement.

         IN WITNESS WHEREOF, The Bank of New York, as Trustee, has caused this
Certificate to be manually executed in its corporate name by an Authorized
Officer and World Gold Trust Services, LLC, as Sponsor, has caused this
Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

The Bank of New York,                     World Gold Trust Services, LLC
  As Trustee                                As Sponsor

By________________________________        By________________________________
          Authorized Officer                       Authorized Officer

Date: November____, 2004

                                      D-3

                                   EXHIBIT E-1

                         FORM OF DISTRIBUTION AGREEMENT

                        [PREVIOUSLY FILED AS EXHIBIT 1.1]

                                   EXHIBIT E-2

                        FORM OF MARKETING AGENT AGREEMENT

  [ATTACHED AS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT AS EXHIBIT 10.6]

                                   EXHIBIT F-1

                  FORM OF UNDERWRITER REIMBURSEMENT AGREEMENT

                        [PREVIOUSLY FILED AS EXHIBIT 1.2]

                                   EXHIBIT F-2

                  FORM OF MARKETING AGENT REIMBURSEMENT AGREEMENT

  [ATTACHED TO AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT AS EXHIBIT 10.10]